UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NYSE Euronext

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

11 WALL STREET NEW YORK, NEW YORK 10005 APRIL 2, 2009, 8:00 A.M., NEW YORK TIME

March 2, 2009

Dear NYSE Euronext Stockholder:

You are cordially invited to attend the 2009 annual meeting of stockholders of NYSE Euronext scheduled for Thursday, April 2, 2009, at 8:00 a.m., New York time, at 11 Wall Street, New York, New York 10005. The Board of Directors and management look forward to greeting you.

We enclose our proxy statement, our annual report on Form 10-K for the fiscal year ended December 31, 2008, and a proxy card. Please review these documents carefully.

Your vote is very important to us. Whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the enclosed proxy statement, please submit your proxy through the Internet or by touch-tone telephone, or complete, sign, date and promptly return the proxy card by mail in the enclosed self-addressed envelope. We must receive votes submitted via the Internet or by touch-tone telephone by 11:59 p.m., New York time, on April 1, 2009 in order for them to be counted at the Annual Meeting. We encourage you to vote via the Internet using the control number that appears on the front of your proxy card and to choose to view future mailings electronically rather than receiving them on paper.

On behalf of the Board of Directors, thank you for your continued support.

Jan-Michiel Hessels Chairman of the Board of Directors	Marshall N. Carter Deputy Chairman of the Board of Directors

Duncan L. Niederauer Chief Executive Officer	Jean-François Théodore Deputy Chief Executive Officer

NYSE EURONEXT

11 Wall Street

New York, New York 10005

Notice of 2009 Annual Meeting of Stockholders

TIME AND DATE	8:00 a.m., New York time, on Thursday, April 2, 2009.
PLACE	11 Wall Street New York, New York 10005
ITEMS OF BUSINESS	• To elect eighteen directors to our Board of Directors for one-year terms expiring at the next annual meeting of stockholders.
• To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending December 31, 2009.
• To consider a stockholder proposal relating to certificated shares.
• To consider a stockholder proposal relating to simple majority voting.
• To transact such other business as may properly come before the Annual Meeting.
RECORD DATE	The record date for the determination of the stockholders entitled to vote at the Annual Meeting, or any adjournments or postponements thereof, was the close of business on February 10, 2009.
INSPECTION OF LIST OF STOCKHOLDERS OF RECORD

A list of the stockholders of record as of February 10, 2009 will be available for inspection during ordinary business hours at our offices, 11 Wall Street, New York, New York 10005, for ten days prior to the Annual Meeting, as well as at the Annual Meeting.

ADDITIONAL INFORMATION	Additional information regarding the matters to be acted on at the Annual Meeting is included in the accompanying proxy statement.
PROXY VOTING	PLEASE SUBMIT YOUR PROXY THROUGH THE INTERNET OR BY TELEPHONE OR MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on April 2, 2009. The Proxy Statement and our 2008 Annual Report on Form 10-K are available at http://materials.proxyvote.com/629491.

By Order of the Board of Directors:

Jan-Michiel Hessels Chairman of the Board of Directors

New York, New York

March 2, 2009

To Vote by Internet and to Receive Materials Electronically

Read the Proxy Statement

Go to the website www.proxyvote.com that appears on your proxy card.

Enter the control number found in the shaded box on the front of your proxy card and follow the simple instructions. Choose to receive an e-mail notice when proxy statements and annual reports are available for viewing over the Internet. You will cut down on bulky paper mailings, help the environment, and lower expenses paid by NYSE Euronext, your company.

PAGE
INTRODUCTION	1
VOTING INSTRUCTIONS AND INFORMATION	2
Who can vote at the Annual Meeting?	2
What proposals will be voted on at the meeting?	2
How does the Board of Directors recommend I vote?	2
Who is a stockholder of record?	2
How can I view the stockholders list?	2
How do I vote?	3
What do I need to do to attend the Annual Meeting?	3
How can I revoke my proxy or substitute a new proxy or change my vote?	4
If I submit a proxy by Internet, touch-tone telephone or mail, how will my shares by voted?	4
If I hold my shares in “street name” through a U.S. financial intermediary and do not provide voting instructions, can my broker still vote my shares?	4
How many votes are required to transact business at the Annual Meeting?	5
How are votes counted?	5
What are the voting and ownership limitations?	6
Who pays for the expenses of this proxy solicitation?	8
Where can I find more information about NYSE Euronext?	8

ELECTION OF DIRECTORS	9
Board of Directors	9
2009 Annual Meeting	9
Nominees for Election to the Board of Directors	10
Board Recommendation	14

CORPORATE GOVERNANCE	15
Overview	15
Requirements for Directors	15
Director Independence	15
Board Meetings and Committees	16
Audit Committee	18
Human Resources and Compensation Committee	18
Nominating and Governance Committee	19
Technology Committee	19
Employee Complaint Procedures for Accounting, Internal Accounting Controls or Auditing Matters and Procedures for Communications with the Chairman of the Board	20
Policy Regarding Communications with Non-Management Directors and with the Board	20
Compensation of Directors	20

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	24

COMPENSATION OF EXECUTIVE OFFICERS	26
Compensation Committee Report	26
Compensation Discussion and Analysis (CD&A)	26
2008 Compensation	39
Post-Employment Compensation	45
Potential Payments on Termination and Change-in-Control	46

i

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NYSE EURONEXT

11 Wall Street

New York, New York 10005

PROXY STATEMENT

March 2, 2009

INTRODUCTION

We are sending you this proxy statement and the accompanying proxy card in connection with the solicitation of proxies by our Board of Directors for the 2009 annual meeting of stockholders scheduled for Thursday, April 2, 2009, at 8:00 a.m., New York time, at 11 Wall Street, New York, NY 10005. We are mailing this proxy statement and the accompanying proxy card to stockholders on or about March 2, 2009. In this proxy statement, we refer to NYSE Euronext as the “Company,” “we,” “our,” or “us” and the Board of Directors as the “Board.” Whenever we refer in this proxy statement to the “Annual Meeting,” we are also referring to any meeting that results from any postponement or adjournment of the April 2, 2009 meeting.

We are pleased to offer a webcast of the Annual Meeting. If you choose to view the webcast, go to www.nyseeuronext.com under the heading Investor Relations—Calendar & Presentations shortly before the meeting time and follow the instructions provided. If you miss the meeting, you can view a replay of the webcast on that site shortly after the Annual Meeting. Please note that you will not be able to vote your shares via the webcast or ask questions via the webcast. If you plan to view the webcast, please submit your vote using one of the methods described in these materials.

Information on how you may vote at the Annual Meeting (such as granting a proxy that directs how your shares should be voted, or attending the Annual Meeting in person), as well as how you can revoke a proxy, are discussed in this proxy statement below under Voting Instructions and Information.

VOTING INSTRUCTIONS AND INFORMATION

Who can vote at the Annual Meeting?

You may vote your shares at the Annual Meeting only if you were a stockholder of record at the close of business on February 10, 2009. On that date, 258,994,557 shares of our common stock were outstanding and we had no other class of equity securities issued and outstanding. Subject to the voting limitations described below under What are the voting and ownership limitations?, you are entitled to one vote for each share of common stock you own for each matter to be voted on at the Annual Meeting. The number of shares you own (and may vote) is listed on the proxy card.

What proposals will be voted on at the meeting?

There are two proposals from NYSE Euronext to be considered and voted on at the meeting:

•	To elect 18 directors of NYSE Euronext to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified; and

•	To ratify the selection of PricewaterhouseCoopers LLP as NYSE Euronext’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

In addition, there are two proposals from stockholders to be considered and voted on at the meeting:

•	To provide for certificated shares; and

•	To provide for simple majority voting under our charter and by-laws.

You may also vote on any other business that properly comes before the Annual Meeting.

How does the Board of Directors recommend I vote?

Our Board of Directors unanimously recommends that you vote:

•	“FOR” each of the nominees to the Board of Directors.

•	“FOR” ratification of the selection of PricewaterhouseCoopers LLP as NYSE Euronext’s independent registered public accounting firm for our fiscal year ending December 31, 2009.

•	“AGAINST” the stockholder proposal relating to certificated shares.

•	“AGAINST” the stockholder proposal relating to simple majority voting.

Who is a stockholder of record?

During the ten days prior to the Annual Meeting, a list of the stockholders of record as of February 10, 2009 will be available for inspection as described below under How can I view the stockholders list?

•	If you hold NYSE Euronext common stock that is registered in your name on the records of NYSE Euronext maintained by its transfer agent, Computershare Limited, you are a stockholder of record; or

•	If you hold NYSE Euronext common stock indirectly through a broker, bank or similar institution, you are not a stockholder of record, but instead hold in “street name.”

If you are a stockholder of record, these proxy materials are being sent to you directly. If you hold shares in street name, these materials are being sent to you by the bank, broker or similar institution through which you hold your shares.

How can I view the stockholders list?

A list of the stockholders of record as of February 10, 2009 will be available for inspection during ordinary business hours at our offices located at NYSE Euronext, 11 Wall Street, New York, NY 10005, for ten days prior to the Annual Meeting, as well as at the Annual Meeting. To make arrangements to review the list prior to the Annual Meeting, stockholders should contact our Secretary at +1(212) 656-3000. In accordance with our security procedures, all persons requesting to inspect the stockholder list, either at our offices or at the location of the Annual Meeting, must wear proper attire and present an acceptable form of photo identification, such as a passport or driver’s license, and submit to screening by metal detector and x-ray examination of all packages, handbags and luggage.

How do I vote?

Stockholders in the U.S., Puerto Rico or Canada:

You may submit your proxy with voting instructions in one of four ways:

•

By Internet. The web address and instructions for Internet voting can be found on the enclosed proxy card. You will be required to provide your assigned control number located on the proxy card. Internet voting is available 24 hours a day. If you choose to vote by Internet, then you do not need to return the proxy card. To be valid, your vote by Internet must be received by 11:59 p.m., New York time, on April 1, 2009.

•

By Telephone. The toll-free number for telephone voting can be found on the enclosed proxy card. You will be required to provide your assigned control number located on the proxy card. Telephone voting is available 24 hours a day. If you choose to vote by telephone, then you do not need to return the proxy card. To be valid, your vote by telephone must be received by 11:59 p.m., New York time, on April 1, 2009.

•

By Mail. Mark the enclosed proxy card, sign and date it, and return it in the postage-paid envelope we have provided. To be valid, your vote by mail must be received by 11:59 p.m., New York time, on April 1, 2009.

•	At the Annual Meeting. You can vote your shares in person at the Annual Meeting. (See What do I need to do to attend the Annual Meeting? below).

If you are a U.S., Puerto Rican or Canadian stockholder, you may contact NYSE Euronext’s U.S. solicitation agent, MacKenzie Partners, Inc. (telephone: +1 (800) 322-2885 or +1 (212) 929-5500; email: proxy@mackenziepartners.com) with any questions.

All Other Stockholders:

If you are a stockholder other than a U.S., Puerto Rican or Canadian stockholder, you may contact NYSE Euronext’s proxy solicitor, MacKenzie Partners, Inc. (London office) (telephone: +44 (0) 203 178 8057; facsimile +44 (0) 207 504 8665; email: proxy@mackenziepartners.com) or NYSE Euronext Investor Relations—Paris (telephone: +33 1 4927 1512; facsimile: +33 1 4927 1113) for specific information on how to vote your shares or how to attend the Annual Meeting. Please also note that your completed form must be received by your account holder or financial intermediary in sufficient time to ensure that it will be received by NYSE Euronext’s proxy solicitor no later than 11:59 p.m., New York time, on April 1, 2009.

What do I need to do to attend the Annual Meeting?

You may also attend the Annual Meeting and vote your shares in person by ballot. If you plan to attend the Annual Meeting in person you will need to bring proof of your ownership of NYSE Euronext common stock as of the close of business on February 10, 2009.

If you hold shares in “street name” (that is, through a bank, broker or other nominee) and would like to attend the Annual Meeting and vote in person, you will need to bring an account statement or other acceptable evidence of ownership of NYSE Euronext common stock as of the close of business on February 10, 2009. Alternatively, in order to vote at the meeting, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Annual Meeting.

In accordance with our security procedures, all persons attending the Annual Meeting must wear proper attire and present an acceptable form of photo identification and submit to screening by metal detector and x-ray examination of all packages, handbags and luggage.

How can I revoke my proxy or substitute a new proxy or change my vote?

Attending the Annual Meeting will not automatically revoke a proxy that was submitted through the Internet or by telephone or mail.

You can revoke your proxy or substitute a new proxy at any time before your proxy is voted at the Annual Meeting as described below.

For a Proxy Submitted by Internet or Telephone:

•	Subsequently submitting in a timely manner a new proxy through the Internet or by telephone; or

•	Executing and mailing a later-dated proxy card that is received by NYSE Euronext prior to 11:59 p.m., New York time, on April 1, 2009; or

•	Voting in person at the Annual Meeting.

For a Proxy Submitted by Mail:

•	Subsequently executing and mailing another proxy card bearing a later date; or

•	Giving written notice of revocation to NYSE Euronext’s Secretary at 11 Wall Street, New York, NY 10005 that is received by NYSE Euronext prior to 11:59 p.m., New York time, on April 1, 2009; or

•	Voting in person at the Annual Meeting.

If I submit a proxy by Internet, touch-tone telephone or mail, how will my shares be voted?

If you properly submit your proxy by one of these methods, and you do not subsequently revoke your proxy, your shares will be voted in accordance with your instructions.

If you sign, date and return your proxy card but do not give voting instructions, your shares will be voted as follows: FOR the election of NYSE Euronext’s director nominees, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as NYSE Euronext’s independent registered public accounting firm for our fiscal year ending December 31, 2009, AGAINST the stockholder proposal relating to certificated shares, AGAINST the stockholder proposal relating to simple majority voting, and otherwise in accordance with the judgment of the persons voting the proxy on any other matter properly brought before the Annual Meeting.

If I hold my shares in “street name” through a U.S. financial intermediary and do not provide voting instructions, can my broker still vote my shares?

Under NYSE member rules, a member broker (i.e., a member of the New York Stock Exchange) who holds shares in street name for customers generally has the authority to vote on certain “routine” or “discretionary” proposals if it has transmitted proxy soliciting materials to the beneficial owner but has not received instructions from that owner. Therefore, if your broker holds shares in your name and delivers this proxy statement to you, the broker is entitled to vote your shares for the election of directors and the ratification of the appointment of our independent auditors even if the broker does not receive voting instructions from you. However, certain member brokers will only vote uninstructed shares in the same proportion as the instructions received from all other stockholders. These procedures will not apply to stockholders who hold their shares through non-U.S. financial intermediaries.

How many votes are required to transact business at the Annual Meeting?

A majority of all outstanding shares entitled to vote at the Annual Meeting constitutes a quorum (i.e., the minimum number of shares that must be present or represented by proxy at the Annual Meeting in order to transact business). Subject to the rules regarding the votes necessary to adopt the proposals discussed below, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present. “Broker non-votes” are proxies returned by brokerage firms for which no voting instructions have been received from beneficial owners. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the meeting (including any meeting resulting from an adjournment or postponement of the Annual Meeting, unless a new record date is set).

How are votes counted?

Election of Directors

Under our by-laws, a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting is required for the election of directors. Accordingly, the directorships to be filled at the Annual Meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees. However, despite our by-law provisions, we have adopted corporate governance guidelines that include a majority vote policy for the election of directors. Under this policy, in non-contested elections, if a director nominee receives a greater number of “withheld” or “against” votes than “for” votes, the director must immediately tender his or her resignation from the Board, and the Board will decide, through a process managed by the Nominating and Governance Committee and excluding the nominee in question, whether to accept the resignation. The NYSE Euronext Corporate Governance Guidelines are available on our website at www.nyseeuronext.com under the heading Investor Relations—Corporate Governance.

Ratification of the selection of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm

The affirmative vote of a majority of the votes cast by stockholders entitled to vote at the Annual Meeting is required to ratify the appointment of our independent auditors. An abstention from voting on this matter will be treated as “present” for quorum purposes. However, since an abstention is not treated as a “vote” for or against the matter, it will have no effect on the outcome of the vote.

Stockholder Proposals

The affirmative vote of a majority of the votes cast by stockholders entitled to vote at the Annual Meeting is required to approve each stockholder proposal. An abstention from voting on either such matter will be treated as “present” for quorum purposes. However, since an abstention is not treated as a “vote” for or against the matter, it will have no effect on the outcome of the vote.

Broker Non-Votes

Because directors are elected by a plurality of the votes cast, an abstention, broker non-vote or withheld vote will have no impact on the election, although a director who receives more votes “withheld” than “for” his or her election will be required to submit his or her resignation as described above under Election of Directors above.

In the case of ratification of the appointment of PricewaterhouseCoopers LLP and the stockholder proposals, only votes cast “for” or “against” the approval or ratification will be considered; abstentions, broker non-votes and withheld votes will not be treated as a vote “for” or “against” the ratification or approval and therefore will have no effect on the vote.

What are the voting and ownership limitations?

Our Certificate of Incorporation places certain ownership and voting limits on the holders of our common stock. Capitalized terms used below are defined in Annex A to this proxy statement. Under our Certificate of Incorporation:

•

no Person (either alone or together with its Related Persons) may beneficially own shares of our common stock representing in the aggregate more than 20% of the total number of votes entitled to be cast on any matter; and

•

no Person (either alone or together with its Related Persons) shall be entitled to vote or cause the voting of shares of our common stock representing in the aggregate more than 10% of the total number of votes entitled to be cast on any matter, and no Person (either alone or together with its Related Persons) may acquire the ability to vote more than 10% of the total number of votes entitled to be cast on any matter by virtue of agreements entered into by other persons not to vote shares of our outstanding capital stock.

In the event that a Person, either alone or together with its Related Persons, beneficially owns shares of our common stock representing more than 20% of the total number of votes entitled to be cast on any matter, such Person and its Related Persons shall be obligated to sell promptly, and NYSE Euronext shall be obligated to purchase promptly, at a price equal to the par value of such shares of stock and to the extent that funds are legally available for such purchase, that number of shares of our common stock necessary so that such Person, together with its Related Persons, shall beneficially own shares of our common stock representing in the aggregate no more than 20% of the total number of votes entitled to be cast on any matter, after taking into account that such repurchased shares shall become treasury shares and shall no longer be deemed to be outstanding.

In the event that a Person, either alone or together with its Related Persons, possesses more than 10% of the total number of votes entitled to be cast on any matter (including if it possesses this voting power by virtue of agreements entered into by other persons not to vote shares of our outstanding capital stock), then such Person, either alone or together with its Related Persons, will not be entitled to vote or cause the voting of these shares of our capital stock to the extent that such shares represent in the aggregate more than 10% of the total number of votes entitled to be cast on any matter, and NYSE Euronext shall disregard any such votes purported to be cast in excess of this percentage.

The voting limitations do not apply to a solicitation of a revocable proxy by or on behalf of NYSE Euronext or by any officer or director of NYSE Euronext acting on behalf of NYSE Euronext or to a solicitation of a revocable proxy by a NYSE Euronext stockholder in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This exception, however, does not apply to certain solicitations by a stockholder pursuant to Rule 14a-2(b) (2) under the Exchange Act, which permits a solicitation made otherwise than on behalf of NYSE Euronext where the total number of persons solicited is not more than ten.

Our Board of Directors may waive the provisions regarding ownership and voting limits by a resolution expressly permitting this ownership or voting (which resolution must be filed with and approved by the Securities and Exchange Commission (the “SEC”) and all required European regulators prior to being effective), subject to a determination of the Board that:

•	the acquisition of such shares and the exercise of such voting rights, as applicable, by such person, either alone or together with its Related Persons, will not impair:

(i)	the ability of NYSE Euronext or NYSE Group or the NYSE, NYSE Market, Inc., NYSE Regulation, Inc., NYSE Arca, L.L.C., NYSE Arca, Inc. NYSE Arca Equities, Inc. or NYSE Alternext US LLC (together, the “U.S. regulated subsidiaries”) to discharge their respective responsibilities under the Exchange Act and the rules and regulations thereunder;

(ii)	the ability of NYSE Euronext, Euronext or the European market subsidiaries to discharge their respective responsibilities under European exchange regulations; or

(iii)	the ability of the SEC to enforce the Exchange Act; or the ability of European regulators to enforce European exchange regulations;

•

the acquisition of such shares and the exercise of such voting rights, as applicable, is otherwise in the best interests of NYSE Euronext, its stockholders, its U.S. regulated subsidiaries and its European market subsidiaries;

•

neither the Person obtaining the waiver nor any of its Related Persons is subject to any statutory disqualification (as defined in Section 3(a)(39) of the Exchange Act) if such Person is seeking to obtain a waiver above the 20% level;

•

neither the Person obtaining the waiver nor any of its Related Persons has been determined by a European regulator to be in violation of the laws or regulations adopted in accordance with the European Directive on Markets in Financial Instruments applicable to any European market subsidiary requiring such person to act fairly, honestly and professionally, if such person is seeking to obtain a waiver above the 20% level;

•

for so long as NYSE Euronext directly or indirectly controls NYSE Arca, Inc. or NYSE Arca Equities, Inc., or any facility of NYSE Arca, Inc., neither the person requesting the waiver nor any of its Related Persons is an equity trading permit holder, an option trading permit (“OTP”) holder or an OTP firm if such Person is seeking to obtain a waiver above the 20% level; and

•

for so long as NYSE Euronext directly or indirectly controls the NYSE, NYSE Market or NYSE Alternext US LLC, neither the Person requesting the waiver nor any of its Related Persons is a member or member organization of the NYSE, with respect to NYSE or NYSE Market, or a member (as defined in Sections 3(a)(3)(A)(i), (ii), (iii) and (iv) of the Exchange Act) with respect to NYSE Alternext US LLC, if such person is seeking to obtain a waiver above the 20% level.

In making these determinations, our Board of Directors may impose conditions and restrictions on the relevant stockholder or its Related Persons that it deems necessary, appropriate or desirable in furtherance of the objectives of the Exchange Act, the European exchange regulations and the governance of NYSE Euronext.

For purposes of these provisions, a “European market subsidiary” means a “market operator,” as defined by the European Directive on Markets in Financial Instruments, that:

•	was owned by Euronext on April 4, 2007 and continues to be owned by NYSE Euronext; or

•

is acquired by Euronext after April 4, 2007 (provided that in this case, the acquisition of the market operator shall have been approved by our Board of Directors and the jurisdiction in which such market operator operates is represented in the Euronext College of Regulators).

Our Certificate of Incorporation also provides that our Board of Directors has the right to require any Person and its Related Persons that our Board reasonably believes to be subject to the voting or ownership restrictions summarized above, and any stockholder (including Related Persons) that at any time beneficially owns 5% or more of our outstanding capital stock, to provide to us, upon our Board’s request, complete information as to all shares of our capital stock that such stockholder beneficially owns, as well as any other information relating to the applicability to such stockholder of the voting and ownership requirements outlined above.

If you are a Related Person with another holder of our common stock where either: (i) you (either alone or with your Related Person) may vote shares of common stock representing more than 10% of the then outstanding votes entitled to vote at the Annual Meeting, or (ii) you have entered into an agreement not to vote shares of our common stock, the effect of which agreement would be to enable any Person, either alone or with its Related Persons, to vote or cause the voting of shares of our common stock that represent in the aggregate more than 10% of the then outstanding votes entitled to be cast at the Annual Meeting, then please so notify the Company by either including that information (including each Related Person’s complete name) on your proxy card or by contacting the Secretary by mail at NYSE Euronext, 11 Wall Street, New York, NY 10005, or by phone at +1 (212) 656-3000.

Who pays for the expenses of this proxy solicitation?

We will bear the cost of soliciting proxies. Our directors, officers and employees may solicit proxies on behalf of the Board through regular and electronic mail, telephone, fax and personal contact. MacKenzie Partners, Inc. has been retained to assist in soliciting proxies at a fee of $10,000, plus distribution costs and other expenses. Directors, officers and employees of the Company will receive no additional compensation for soliciting proxies. We will reimburse certain brokerage firms, banks, custodians and other fiduciaries for the reasonable mailing and other expenses they incur in forwarding proxy materials to the beneficial owners of our stock that those brokerage firms, banks, custodians and fiduciaries hold of record.

Where can I find more information about NYSE Euronext?

We are required to file annual, quarterly and current reports, proxy statements and other reports with the SEC and the Autorité des Marchés Financiers (the French securities regulator known as “AMF”). Copies of these filings are available through our Internet website at www.nyseeuronext.com and, in the case of SEC filings, on the SEC’s website at www.sec.gov. We will furnish copies of our SEC filings (without exhibits), including our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, without charge to any stockholder upon written or oral request to our Investor Relations Department at NYSE Euronext, 11 Wall Street, New York, NY 10005, +1 (212) 656-5700 or InvestorRelations@nyx.com.

Householding of Annual Meeting materials

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and their accompanying documents. This means that only one copy of our proxy statement and our Form 10-K are sent to multiple stockholders sharing the same address. We will promptly deliver a separate copy of these documents to you upon written or oral request to our Investor Relations Department at NYSE Euronext, 11 Wall Street, New York, NY 10005, +1 (212) 656-5700 or InvestorRelations@nyx.com. If you want to receive separate copies of the proxy statement and our Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact our Investor Relations Department at the above address and phone number.

ELECTION OF DIRECTORS

Board of Directors

Under our Certificate of Incorporation and by-laws, only our Board of Directors may set the number of directors who may serve on the Board at any time. Our Board of Directors currently consists of eighteen directors, and following the Annual Meeting will consist of eighteen directors.

At each annual meeting of stockholders, all directors are elected for a one-year term expiring at the next annual meeting of stockholders. Each director will hold office until the director’s successor has been elected and qualified, or until the director’s earlier resignation or removal. Currently, the Board of Directors consists of Jan-Michiel Hessels (Chairman), Marshall N. Carter (Deputy Chairman), Duncan L. Niederauer (Chief Executive Officer), Jean-François Théodore (Deputy Chief Executive Officer), Ellyn L. Brown, Sir George Cox, William E. Ford, Sylvain Hefes, Dominique Hoenn, Shirley Ann Jackson, James S. McDonald, Duncan M. McFarland, James J. McNulty, Baron Jean Peterbroeck, Alice M. Rivlin, Ricardo Salgado, Rijnhard van Tets and Sir Brian Williamson. On February 26, 2009, Mr. Ford announced that he will not be standing for re-election at the Annual Meeting.

2009 Annual Meeting

The Board proposes the election as directors of the persons named below under Nominees for Election to the Board of Directors to hold office for a one-year term expiring at the annual meeting of stockholders to be held in 2010.

If you sign the enclosed proxy card and return it to NYSE Euronext or submit your proxy by touch-tone telephone or via the Internet, your proxy will be voted in favor of our 18 director nominees, for one-year terms expiring at the annual meeting of stockholders to be held in 2010, unless you specifically indicate that you are withholding authority to vote for one or more of those nominees.

All but one of the 18 nominees, Patricia M. Cloherty, are current directors of NYSE Euronext, having been elected at the annual meeting of stockholders of NYSE Euronext on May 15, 2008. All of the nominees have been recommended for re-election (or in the case of Ms. Cloherty, election) by our Nominating and Governance Committee and approved and nominated for election or re-election by the Board of Directors. Ms. Cloherty was referred to the Nominating and Corporate Governance Committee for consideration as a director nominee by one of our non-management directors. It should be noted that Ms. Cloherty’s election to the Board is subject to regulatory approval. For more information on the regulatory approval required, see Corporate Governance—Requirements for Directors. All nominees have agreed to serve on the Board of Directors if they are elected. If any nominee is unable (or for whatever reason declines) to stand for election at the Annual Meeting, proxies will be voted in favor of such other person or persons who are recommended by the Nominating and Governance Committee and designated by the Board of Directors, or else the size of the Board of Directors will be reduced.

The Board has determined, upon the recommendation of the Nominating and Governance Committee, and in accordance with our Corporate Governance Guidelines and our Director Independence Policy, that all of our director nominees are “independent” within the meaning of the rules of the New York Stock Exchange and our Director Independence Policy and have no material relationship with NYSE Euronext, its subsidiaries, or its management (either directly or as a partner, stockholder or officer of an organization that has a relationship with NYSE Euronext), with the exception of Mr. Niederauer, our Chief Executive Officer, and Mr. Théodore, our Deputy Chief Executive Officer. For more information on the Board of Director’s independence determination, see Corporate Governance—Director Independence.

Additional information, including information concerning the operation of our Board as well as the security ownership and compensation of our directors, is included below in this proxy statement under Corporate Governance—Compensation of Directors and Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

Nominees for Election to the Board of Directors

Set forth below are the name, principal occupation and certain biographical information for each of the nominees for election to the Board of Directors to hold office for a one-year term expiring at the 2010 annual meeting of stockholders:

Jan-Michiel Hessels	Mr. Hessels, age 66, is the chairman of the NYSE Euronext Board of Directors. He served as chairman of the supervisory board of Euronext since its creation in September 2000 until the merger of Euronext and NYSE Group. Before that, he was a member of the supervisory board of the Amsterdam Exchange since its creation in 1997. He was the chief executive officer of Royal Vendex KBB from 1990 to 2000, and served on the supervisory boards of Royal Vopak N.V. (the Netherlands) from 1999 to 2005, Laurus N.V. (the Netherlands) from 1998 to 2004, B&N.com Inc. from 1999 to 2003 and Schiphol Group N.V. (the Netherlands) from 1993 to May 2006. Mr. Hessels was a member of the supervisory board of Fortis N.V. (the Netherlands/Belgium) from 2001 to 2007 and was deputy chairman of the supervisory board from 2007 to February 2009. Mr. Hessels is the chairman of Royal Philips Electronics N.V. (the Netherlands) and SC Johnson Europlant N.V. (the Netherlands), and serves on the supervisory boards of Euronext Amsterdam N.V. (a subsidiary of Euronext), and Heineken N.V. (the Netherlands). Mr. Hessels also serves on the international advisory board of SC Johnson Corporation. In addition, he chairs the board of the Netherlands Committee for Economic Policy Analysis.

Marshall N. Carter	Mr. Carter, age 68, is the deputy chairman of the NYSE Euronext Board. Mr. Carter has served on the NYSE Group board since November 2003 and has been chairman of that board since April 2005. Mr. Carter is the former chairman and chief executive officer of the State Street Bank and Trust Company, and of its holding company, State Street Corporation (United States), where he served from 1992 until his retirement in 2001. He joined State Street in July 1991, as president and chief operating officer, and became chief executive officer in 1992 and chairman in 1993. Mr. Carter formerly served as a director of Honeywell International, Inc. (United States) and is currently the chairman of the Board of Trustees of the Boston Medical Center. Mr. Carter was most recently a lecturer in leadership and management at the Sloan School of Management at Massachusetts Institute of Technology and Harvard’s Kennedy School of Government, where, from 2001 to 2005, he was a fellow at the Center for Public Leadership and the Center for Business and Government.

Ellyn L. Brown	Ms. Brown, age 58, has served as a director of NYSE Euronext and its predecessors since April 2005. Ms. Brown is also a director of NYSE Regulation and serves on the Board of Governors of the Financial Industry Regulatory Authority (FINRA). Since 1996, she has been president of Brown & Associates, a corporate law and consulting firm that specializes in operations, compliance and governance services for financial services industry clients. She has taught securities law at the law schools of both Villanova University and the University of Maryland. Ms. Brown is a trustee of the Financial Accounting Foundation (parent of the Financial Accounting Standards Board and Government Accounting Standards Board). Ms. Brown was Maryland Securities Commissioner from 1987 to 1992, and a member of the board of the National Association of Securities Dealers Regulation from 1996 to 1999. She also served on the board of the Certified Financial Planner Board of Standards, the standard-setting body for the CFP credential from 2000 to 2004.

Patricia M. Cloherty	Ms. Cloherty, age 67, is chairman and CEO of Delta Private Equity Partners, LLC, manager of the U.S. Russia Investment Fund and Delta Russia Fund, L.P., two venture capital funds operating in Russia. She is the former Co-Chairman, President and General Partner of Apax Partners, Inc. (formerly Patricof & Co. Ventures, Inc.), a multi-billion-dollar private equity company that she joined in 1970, and from which she withdrew in 2000. Ms. Cloherty holds various directorships, among them The U.S.-Russia Business Council, PrimeStar (Russia), Vesch! (Russia), VideoNext Solutions, Inc. (U.S. and Ukraine), and DeltaLeasing (Russia). She is a former Trustee of Columbia University, a Trustee for Life of International House, and a Trustee Emeritus of Columbia University’s Teachers College. She is a member of The Rockefeller University Council and the Council on Foreign Relations. She is also a Board Member of the American Chamber of Commerce in Russia and a member of the Advisory Boards of two business schools in Russia, in Skolkovo and Saint Petersburg. She was appointed to the Board of the U.S. Russia Investment Fund in 1995 by President Clinton, became Chairman in 1998 to 2004, and she has been Chief Executive Officer of its management company since 2003.

Sir George Cox	Sir George, age 68, has served as a director of NYSE Euronext and its predecessors since April 2002. Prior to that, he was a senior independent director of London International Financial Futures & Options Exchange (LIFFE) (United Kingdom) from 1999 until the acquisition of LIFFE by Euronext in 2002. He was director general of the Institute of Directors, an organization representing individual company directors in the United Kingdom, from 1999 to 2004, and director of Enterprise Insight (United Kingdom) from 2000 to 2005. Sir George also served as chairman of the Design Council, the United Kingdom’s national strategic body for design, and served as a senior independent director of Bradford & Bingley (United Kingdom). He is also a trustee of VSO, a non-executive director of Shorts Ltd (United Kingdom), the president of the Royal College of Speech and Language Therapists, the president of Merlin (Medical Emergency Relief International), and a council member of Warwick University and chair of the Warwick Business School Board.

Sylvain Hefes	Mr. Hefes, age 56, has served as a director of NYSE Euronext since April 2007. He joined NM Rothschild & Sons Ltd. (United Kingdom) in 2005 where he serves as senior advisor. Prior to this time, Mr. Hefes was head of European Wealth Management at The Goldman Sachs Group, Inc. (United States), where he became a partner in 1992 and served as head of the firm’s Paris office and eventually all of the firm’s private banking business in Europe. Mr. Hefes currently serves as chairman of the executive board of Paris Orléans (France), and as a director of Rothschild Continuation Holdings AG (Switzerland).

Dominique Hoenn	Mr. Hoenn, age 68, has served as a director of NYSE Euronext and its predecessors since 2000 and continues to serve as vice-chairman of the supervisory board of Euronext N.V. He retired from BNP Paribas as of January 1, 2009. He is a member of the Collège de l’Autorité des Marchés Financiers (AMF France) and of the Collège de la Commission Bancaire. He is also a non-executive director of Clearstream International S.A. Luxembourg. He was formerly chairman of the supervisory board of Klépierre S.A. (France), and a member of the boards of Vivendi Universal (France) and LCH.Clearnet Group (United Kingdom).

Shirley Ann Jackson	Dr. Jackson, age 62, has served as a director of NYSE Euronext and its predecessors since November 2003. Dr. Jackson is also the chairman of the board of directors of NYSE Regulation and serves on the Board of Governors of FINRA. Dr. Jackson has been president of Rensselaer Polytechnic Institute since 1999. From 1995 to 1999, she was chairman of the U.S. Nuclear Regulatory Commission. Dr. Jackson also serves as a director of Federal Express Corporation, Public Service Enterprise Group Incorporated, Marathon Oil Corporation, International Business Machines Corporation and Medtronic, Inc. (all U.S. corporations). Dr. Jackson is both a former president and chairman of the board of the American Association for the Advancement of Science (AAAS). She is also a member of the National Academy of Engineering, the American Philosophical Society and is a fellow of the American Academy of Arts and Sciences and a number of other professional organizations. Dr. Jackson serves as a trustee of the Brookings Institution and is a member of the Council on Foreign Relations. She is a life member of the M.I.T. Corporation (the M.I.T. Board of Trustees).

James S. McDonald	Mr. McDonald, age 56, has served as a director of NYSE Euronext and its predecessors since November 2003 and continues to serve on the NYSE Group board. Since 2001, Mr. McDonald has been the president and chief executive officer of Rockefeller & Co., a United States firm that provides investment management, financial counseling and other services. Mr. McDonald also serves as a director on the boards of CIT Corporation (United States), Rockefeller & Co. and Rockefeller Financial Services and is chairman of the board of The Japan Society of New York.

Duncan M. McFarland	Mr. McFarland, age 65, has served as a director of NYSE Euronext and its predecessors since June 2006. He retired in June 2004 as the chairman and chief executive officer of Wellington Management Company (United States), one of the largest global, independent investment managers, after a career of nearly 40 years. He currently serves on the board of two public companies, The Asia Pacific Fund, Inc. (United States) and Gannett Co., Inc. (United States). Mr. McFarland formerly served as a trustee of the Financial Accounting Foundation (parent of the Financial Accounting Standards Board). Mr. McFarland also serves as a trustee of the Claneil Foundation which primarily serves communities within the greater Philadelphia region, and the Bromley Charitable Trust. He is also a director of New Profit, Inc., a non-government organization that primarily serves inner city constituencies. He is also a trustee of RARE, Inc., a global environmental organization.

James J. McNulty	Mr. McNulty, age 57, has served as a director of NYSE Euronext and its predecessors since December 2005. Mr. McNulty is also the chairman of the board of directors of NYSE Liffe. He served as a director of Archipelago Holdings LLC (United States) from August 2004 to March 2006. Mr. McNulty retired from the Chicago Mercantile Exchange where he served as president and chief executive officer from February 2000 to December 2003, and of Chicago Mercantile Exchange Holdings Inc. from August 2001 to December 2003. He also served as a director on both entities’ boards during that period. Prior to joining the Chicago Mercantile Exchange, he served as managing director and co-head of the Corporate Analysis and Structuring Team in the Corporate Finance Division at Warburg Dillon Read, an investment banking firm now known as UBS Warburg. Mr. McNulty also serves as the senior independent director of ICAP plc and serves on the advisory board of Marvin & Palmer Associates.

Duncan L. Niederauer	Mr. Niederauer, age 49, was appointed chief executive officer and director of NYSE Euronext, effective December 1, 2007, after joining NYSE Euronext in April 2007 as a member of the Management Committee. Mr. Niederauer also serves on the boards of NYSE Group and Euronext N.V. Mr. Niederauer was previously a partner at The Goldman Sachs Group, Inc. (United States) (“GS”) where he held many positions, among them, co-head of the Equities Division execution services franchise and the managing director responsible for Goldman Sachs Execution & Clearing, L.P. (formerly known as Spear, Leeds & Kellogg L.P.). Mr. Niederauer joined GS in 1985. From March 2002 until his resignation in February 2004, Mr. Niederauer also served on the board of managers of Archipelago Holdings, LLC (United States). Mr. Niederauer also serves on the board of trustees for Colgate University.

Baron Jean Peterbroeck	Baron Peterbroeck, age 72, has served as a director of NYSE Euronext and its predecessors since the creation of Euronext in 2000. Before that, he was a member and subsequently the chairman of the Brussels Stock Exchange Committee (since 1981) and the vice-chairman of the board of directors of Brussels Exchanges (since 1999). Baron Peterbroeck is a former member of the supervisory board of Brederode S.A. (Belgium), a position he held from 1985 to 2003. He is also currently chairman of the board of directors of Petercam Group and a member of the supervisory boards of Cobhra N.V., CMB N.V., Koramic N.V., Lixon S.A., and Groupe Lhoist S.A. (all Belgian entities).

Alice M. Rivlin	Dr. Rivlin, age 77, has served as a director of NYSE Euronext and its predecessors since April 2005. Since 1999, Dr. Rivlin has been a senior fellow in the Economic Studies program at the Brookings Institute and is a visiting professor at the Public Policy Institute of Georgetown University. She is the founding director of the U.S. Congressional Budget Office and a former vice chair of the Federal Reserve Board (United States). Dr. Rivlin also served as director of the White House Office of Management and Budget.

Ricardo Salgado	Mr. Salgado, age 64, has served as a director of NYSE Euronext and its predecessors since April 2002. Previously, Mr. Salgado served as chairman of the board of BVLP Sociedade de Gestora de Mercados Regulamentados, S.A. (Portugal), from 2000 until the merger with Euronext in 2002. Currently, he also serves as a member of the executive board of the Espirito Santo Group (Portugal), the vice-chairman and president of the Executive Committee of Banco Espirito Santo (Portugal) and chairman of the board of directors of Espirito Santo Financial Group S.A. (Luxembourg).

Jean-François Théodore

Mr. Théodore, age 62, is deputy chief executive officer and a director of NYSE Euronext since April 2007. He has been the chief executive officer and chairman of the managing board of Euronext since its creation in September 2000. He started his career with the French Treasury (Direction du Trésor) at the Ministry of Economy and Finance from 1974 to 1990, serving as assistant head of the State Holdings Bureau. He was then seconded for two years to Crédit National. On his return to the Treasury, he was successively appointed Head of the “African States—Franc Zone” Bureau, and head of the Foreign Investment Bureau. In 1984, Mr. Théodore was appointed deputy director in charge of the Banking Department; in 1986, he was appointed deputy director in charge of the Investments, Public Corporations Department, and in 1990, he became chief executive officer of ParisBourse SBF S.A. He presided over the International Federation of Stock

Exchanges (FIBV) for two years (1993-1994), and served as president of the Federation of European Stock Exchanges (1998-2000). Mr. Théodore is the chairman of NYSE Euronext Technology (Holdings) SAS (a subsidiary of Euronext) and currently serves on the boards of Euroclear plc and LCH.Clearnet Group Ltd.

Rijnhard van Tets	Mr. van Tets, age 61, has served as a director of NYSE Euronext and its predecessors since May 2003 and continues to serve as the chairman of Euronext N.V. Mr. van Tets is a managing director at Laaken Asset Management N.V. and previously served as an advisor to the managing board of ABN AMRO Bank N.V. (the Netherlands) until May 2007. Mr. van Tets was vice-chairman of the Amsterdam Stock Exchange Association from 1988 to 1989 and a director of Euroclear from 1994 to 1999. Mr. van Tets served as a member of the supervisory board of Reliant Energy N.V. (the Netherlands) from 2000 to 2003 and as a member of the board of Stichting Holland Casino (the Netherlands) from 2000 to 2004. He is the chairman of the supervisory board of Arcadis (the Netherlands) and also a member of the supervisory boards of I.F.F. Holding B.V. (the Netherlands) and Petrofac Ltd. (United Kingdom), chairman of the board of Equity Trust Holdings S.A.R.L. (Luxembourg), chairman of the supervisory board of Euronext Amsterdam N.V. (a subsidiary of Euronext), and chairman of the investment committee of Verenigd Bezit (the Netherlands).

Sir Brian Williamson	Sir Brian, age 63, has served as a director of NYSE Euronext and its predecessors since April, 2002. Previously, he was chairman of London International Financial Futures & Options Exchange (LIFFE) (United Kingdom), from 1985 to 1988 and from 1998 to 2003 (after the acquisition of LIFFE by Euronext), member of court of the Bank of Ireland from 1990 to 1999, director of the Financial Services Authority (United Kingdom) from 1986 to 1998, member and chairman of the International Advisory Board of Nasdaq (U.S.) from 1995 to 1998, and governor-at-large of the National Association of Securities Dealers (U.S.) from 1995 to 1998. He was also chairman of Gerrard Group plc (United Kingdom) from 1989 to 1998, and director of Templeton Emerging Markets Investment Trust plc (United Kingdom) from 2002 to 2003, and a director of Resolution plc from 2004 to 2008. Currently Sir Brian is also chairman of Electra Private Equity plc (United Kingdom), chairman of MT Fund Management Ltd (United Kingdom), chairman of the Armed Forces Charities Advisory Company (United Kingdom), senior advisor of Fleming Family and Partners (United Kingdom), director of HSBC Holdings plc (United Kingdom), director of Climate Exchange plc (United Kingdom), director of Politeia (United Kingdom) and director of Live-Ex Limited (United Kingdom).

Board Recommendation

Our Board of Directors unanimously recommends you vote FOR the election of each of the nominees listed above to the Board.

CORPORATE GOVERNANCE

Overview

We have created a governance structure that we believe reflects the highest standards of independence, oversight and transparency. Our Board regularly reviews corporate governance developments and modifies our Corporate Governance Guidelines, committee charters and practices from time to time. The charters of the Audit Committee, the Human Resources and Compensation Committee and the Nominating and Governance Committee, as well as our Corporate Governance Guidelines and the Director Independence Policy of the Board of Directors are available on our website at www.nyseeuronext.com under the heading Investor Relations—Corporate Governance and are available in hard copy to any stockholder upon request.

In addition, our Board has adopted a Code of Ethics and Business Conduct that applies to our directors, chief executive officer and chief financial officer, as well as to all other employees, which is also available on our website at www.nyseeuronext.com under the heading Investor Relations—Corporate Governance and available in hard copy to any stockholder upon request. Any amendment to the NYSE Euronext Code of Ethics and Business Conduct and any waiver applicable to our directors, executive officers or senior financial officers will be posted on our website within the time period required by the SEC and the NYSE.

Requirements for Directors

Our Certificate of Incorporation provides that no person that is subject to any statutory disqualification (as defined under Section 3(a)(39) of the Exchange Act) will be permitted to serve as a director of NYSE Euronext.

Each of our directors must be approved by the Chairs Committee of the College of Euronext Regulators and must pass any “fit and proper” test under applicable European laws or regulations. A finding of “fit and proper” takes into account, among other things, the integrity and competence of the individual. All of our current directors have been approved by the Chairs Committee of the College of Euronext Regulators and have been found to be “fit and proper” under applicable European laws and regulations. Ms. Cloherty, who is a new director nominee, has filed the appropriate documents seeking such a finding and, if elected by our stockholders, upon such a finding, will be formally seated as a director on the Board.

Director Independence

NYSE Euronext common stock is listed on the NYSE as well as Euronext Paris. As a company listed on the NYSE, our Board of Directors must comply with the NYSE corporate governance requirements, including the director independence standards. Those standards require that a majority of our Board of Directors be comprised of directors that have no direct or indirect material relationship with NYSE Euronext. In April 2007, we adopted the Independence Policy of the NYSE Euronext Board of Directors (the “Independence Policy”), which was recently amended in October 2008. The Independence Policy sets forth the independence requirements that apply to the members of our Board of Directors, which include and in several respects go beyond the NYSE standards.

Under our Independence Policy, a director is independent only if the Board of Directors determines that such director does not have any material relationships with NYSE Euronext and its subsidiaries. In making independence determinations, the Board must consider the special responsibilities of a director in light of the fact that NYSE Euronext controls entities that are U.S. self-regulatory organizations subject to the supervision of the SEC, as well as entities that are European securities exchanges subject to the supervision of European regulators. A copy of our Independence Policy is attached to this proxy statement as Annex B and available on our website at www.nyseeuronext.com under the heading Investor Relations—Corporate Governance.

In February 2009, in connection with the Annual Meeting of stockholders and the election of directors, our Board of Directors reviewed the independence of each director nominee under the standards set forth in our Independence Policy. The Board considered, among other things, all transactions and relationships between each director or any member of his or her immediate family and NYSE Euronext and its subsidiaries and affiliates, as well as with members, allied members, allied persons, member organizations and issuers of listed securities, as those terms are defined in the Independence Policy. The types of transactions and relationships that could be considered included direct commercial, industrial, banking, consulting, legal, accounting and charitable relationships as well as indirect relationships such as serving as a partner or officer, or holding shares, of an organization that has a relationship with NYSE Euronext and its subsidiaries and affiliates.

In February 2009, our full Board affirmatively determined that each of Jan-Michiel Hessels, Marshall N. Carter, Ellyn L. Brown, Patricia M. Cloherty, Sir George Cox, Sylvain Hefes, Dominique Hoenn, Shirley Ann Jackson, James S. McDonald, Duncan M. McFarland, James J. McNulty, Baron Jean Peterbroeck, Alice M. Rivlin, Ricardo Salgado, Rijnhard van Tets, and Sir Brian Williamson were independent. In addition, previously our Board had affirmatively determined that each of André Dirckx, Patrick Houël, Robert B. Shapiro, Karl M. von der Heyden, all persons who served as directors during part of the 2008 fiscal year and did not stand for re-election at the 2008 annual meeting, were independent while they served on the Board. In addition, previously our Board had affirmatively determined that William E. Ford, who served as a director during 2008 and is not standing for re-election at the Annual Meeting, was independent while he served on the Board.

As part of the independence review undertaken by our Board, our Board of Directors also determined that none of our independent directors had any material relationship with NYSE Euronext or its subsidiaries or management, outside of their directorships on the boards of NYSE Euronext and its subsidiaries. In making its determinations, the Board of Directors considered the various relationships and found them to be immaterial under our Independence Policy. Some of these relationships included Messrs. Hessels’, Hoenn’s, McNulty’s and Williamson’s positions as directors of companies with broker-dealer affiliates that are either NYSE, NYSE Arca Inc. or NYSE Alternext US LLC members.

Based upon the Board’s independence review, each of our Audit Committee, Human Resources and Compensation Committee and Nominating and Governance Committee are comprised entirely of directors who have been determined to be independent under the NYSE listing standards.

Board Meetings and Committees

Our current Board was elected on May 15, 2008. There were nine meetings of the Board in 2008. Our non-management directors meet regularly in executive session without management participation, as required by the NYSE listing standards. Jan-Michiel Hessels has been appointed by the Board as the director presiding at these meetings.

As a matter of Board policy, it is expected that each director will be available to attend substantially all of the meetings of the Board and any committees on which the director serves. Each of our directors attended at least 75% of the total number of meetings of the Board and committees on which the director served that were held while the director was a member. In addition, our policy is that all directors and nominees should attend annual meetings of stockholders. All of our current directors attended the 2008 annual meeting.

The Board’s standing committees include the following:

Committee	Current Members	Primary Responsibilities	# of Meetings
Audit	James S. McDonald (Chair) Marshall N. Carter† Sylvain Hefes Dominique Hoenn† Patrick Houël*** James J. McNulty Rijnhard van Tets Karl M. von der Heyden***

•     Oversees the integrity of NYSE Euronext’s consolidated financial statements and internal controls, the compliance with legal and regulatory requirements, the process relating to internal risk management and control systems, the NYSE Euronext tax policy.

•     Prepares the audit committee report to shareholders in the Company’s annual proxy statement.

•     Appoints, oversees the work of, evaluates the qualifications, performance and independence of, determines compensation for, and where appropriate, terminates, replaces, or rotates, the independent auditor.

•     Reviews and pre-approves, to the extent required by applicable laws and regulations, the scope and general extent of the independent auditor’s services, the significant audit procedures and the estimated audit fees.

•     Reviews the independent auditor’s reports and the internal auditor’s reports.

•     Reviews and approves internal audit plans, recommends changes to the plans and assesses the effectiveness of the internal audit function.

•     Reviews and discusses with management and the independent auditor the financial statements and their preparation, and the adequacy of our internal controls.

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Human Resources and Compensation	Sir Brian Williamson (Chair) William E. Ford** Duncan M. McFarland¥ Ricardo Salgado Robert B. Shapiro*

•     Reviews human resources policies, including the activities relating to recruitment of management committee members.

•     At the request of the Nominating and Governance Committee, advises and assists the Nominating and Governance Committee in reviewing director compensation and benefits.

•     Annually reviews, sets and approves corporate goals and objectives relevant to the compensation of the chief executive officer and deputy chief executive officer, and evaluates the performance of the chief executive officer and deputy chief executive officer in light of these goals and objectives.

•     Reviews and makes recommendations to the board with respect to incentive compensation and equity-based plans.

•     Reviews and approves employment agreements, severance arrangements or change in control agreements.

•     Reviews and discusses the CD&A section in the proxy statement.

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Committee	Current Members	Primary Responsibilities	# of Meetings
Nominating and Governance	Alice M. Rivlin (Chair) Ellyn L. Brown Marshall N. Carter André Dirckx* Sylvain Hefes¥ Jan-Michiel Hessels Dominique Hoenn* Ricardo Salgado¥

•     Identifies and recommends candidates for election to the Board.

•     Receives and reviews recommendations from stockholders or the public in considering candidates for Board membership and annually reviews and recommends to the Board the candidate nomination policy related to such public nominations.

•     Makes recommendations to the Board with respect to the determination of director independence.

•     Recommends to the Board committee chairman and membership appointments.

•     Reviews and recommends to the Board the compensation and benefits of non-executive directors.

•     Establishes the appropriate process for and oversees the self-assessment of the Board, and oversees the evaluation of management.

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Technology	Sir George Cox (Chair) Shirley Ann Jackson Duncan M. McFarland James J. McNulty¥ Baron Jean Peterbroeck	• Assesses significant technology opportunities and monitors the progress of special initiatives. • Reviews the annual IT plan and IT budget and monitors the progress of the implementation of the annual IT plan. • Discusses major technology risks and challenges.	6

†	Director served from March 2008.
¥	Director served from the 2008 Annual Meeting.
*	Director served until the 2008 Annual Meeting.
**	Mr. Ford is not standing for re-election at the 2009 Annual Meeting.
***	Director served until March 2008.

Audit Committee

The Audit Committee is composed of six independent directors and operates pursuant to a written charter. Our Audit Committee Charter is available on our website at www.nyseeuronext.com under the heading Investor Relations—Corporate Governance. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act.

The Board of Directors has determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE, and that Mr. McDonald is an “audit committee financial expert” within the meaning of the rules of the SEC.

Human Resources and Compensation Committee

The Human Resources and Compensation Committee is composed of four independent directors and operates pursuant to a written charter. Our Human Resources and Compensation Committee Charter is available on our website at www.nyseeuronext.com under the heading Investor Relations—Corporate Governance.

Human Resources and Compensation Committee Interlocks and Insider Participation

No member of the Human Resources and Compensation Committee is a current or former officer or employee of NYSE Euronext or any of its subsidiaries, with the exception of Sir Brian Williamson, who resigned as executive chairman of Liffe, the predecessor of Euronext LIFFE, in April 2003. There are no compensation committee interlocks.

Nominating and Governance Committee

The Nominating and Governance Committee is composed of six independent directors and operates pursuant to a written charter. The Nominating and Governance Committee Charter is available on our website at www.nyseeuronext.com under the heading Investor Relations—Corporate Governance.

Our by-laws provide that the Nominating and Governance Committee must be composed of an equal number of U.S. domiciliaries and European domiciliaries.

The Nominating and Governance Committee is responsible for proposing a slate of directors for election by the stockholders. The Nominating and Governance Committee is responsible for proposing persons as candidates for the Board of Directors who, in the opinion of the Committee, (1) meet the requirements related to board composition set forth in the by-laws, (2) are committed to serving the best interests of NYSE Euronext and (3) can discharge the obligations of directors under the NYSE Euronext Certificate of Incorporation. As part of this process, the Nominating and Governance Committee reviews each incumbent director’s continued service on the Board of Directors on an annual basis.

The Nominating and Governance Committee considers each nominee on his or her individual merits, taking into account the needs of NYSE Euronext and the composition of the Board of Directors. Members of the Nominating and Governance Committee discuss and evaluate director candidates and may employ outside consultants to help identify director candidates. The Nominating and Governance Committee will consider nominees recommended by stockholders and the public on the same basis as it considers any other candidates.

The Nominating and Governance Committee selects director candidates on the basis of outstanding achievement in their professional careers, broad experience, personal and professional integrity, previous board or top-level management/leadership experience, and ability to make independent analytical inquiries. The Nominating and Governance Committee also considers the skill sets and experiences of the existing directors, and actively seeks to add directors who would bring additional relevant skill sets and experiences to the Board or would replace skill sets and experience lost through a director’s retirement. Subject to a determination of the Board as set forth in the Independence Policy, directors are required to be independent from listed companies, NYSE member organizations and NYSE Arca trading permit holders under the Independence Policy established by the Board. All directors (with the exceptions of the chief executive officer and deputy chief executive officer) also must be independent from the management of NYSE Euronext and its subsidiaries in a manner comparable to the requirements of the NYSE governance standards for listed companies. Among other things, no independent director currently may be, or within the past three years may have been, an employee of NYSE Euronext or its subsidiaries, and independent directors must have no other material relationship with NYSE Euronext and its subsidiaries. In selecting director candidates, NYSE Euronext and its subsidiaries do not discriminate on the basis of race, color, religion, sex, sexual orientation, national origin, age, people with disabilities, marital status, citizenship, genetic predisposition or carrier status, or any other characteristic protected by law. Our Candidate Nomination Policy, which contains the criteria for director candidates, is available on our website at www.nyseeuronext.com under the heading Investor Relations—Corporate Governance.

Stockholders and members of the public who wish to submit candidates for consideration should submit them in accordance with the procedures described under Other Matters—Director Nominations and Other Business below.

Technology Committee

The Technology Committee is composed of five independent directors and operates pursuant to a written charter. The Technology Committee Charter is available on our website at www.nyseeuronext.com under the heading Investor Relations—Corporate Governance.

Employee Complaint Procedures for Accounting, Internal Accounting Controls or Auditing Matters and Procedures for Communications with the Chairman of the Board

Each of NYSE Group and Euronext has adopted whistleblowing policies. NYSE Group has adopted a policy (1) to enable any employee who has a good-faith complaint regarding NYSE Euronext’s accounting, internal accounting controls or auditing matters to communicate that complaint directly to the Audit Committee, and (2) to enable anyone who has a concern about NYSE Euronext to communicate that concern directly to the chairman of the Board of NYSE Euronext. Such communications may be made on a confidential or anonymous basis and may be emailed, submitted in writing or reported by phone. Employees with complaints regarding accounting matters may report them to the NYSE Euronext General Counsel by mail to NYSE Euronext, 11 Wall Street, New York, NY 10005 or by email to generalcounsel@nyx.com, or through EthicsPoint, a third-party anonymous and confidential reporting website (www.ethicspoint.com) and telephone hotline (+1 (866) 294-4493). Anyone wishing to communicate concerns to the chairman of the Board may mail him at the foregoing NYSE Euronext address or email him at chairman@nyx.com or, alternatively, may forward their concerns through the General Counsel or EthicsPoint. Euronext has adopted a policy to provide a channel for employees to raise in good-faith concerns regarding matters including unlawful conduct and financial irregularities in a confidential manner. The Euronext policy provides employees with a first, second and third contact option for raising such concerns.

Policy Regarding Communications With Non-Management Directors and with the Board

We have adopted procedures for reporting concerns regarding accounting and other financial matters, as well as for communicating with our independent directors and with our Board of Directors as a whole. Any person, whether or not an employee, who has a concern about the conduct of NYSE Euronext, including with respect to our accounting, internal controls or auditing issues, may, in a confidential or anonymous manner, communicate that concern in writing either to NYSE Euronext’s General Counsel or the chairman of our Board of Directors via regular mail addressed to NYSE Euronext, 11 Wall Street, New York, NY 10005. You may also send an email directly to the General Counsel at generalcounsel@nyx.com, to the Corporate Secretary at corpsecy@nyx.com or to the chairman of the Board of Directors at chairman@nyx.com.

Compensation of Directors

Non-management directors of NYSE Euronext are compensated under the director compensation plan approved by the Board on May 15, 2008, under which the chairman of our Board of Directors, Jan-Michiel Hessels, is entitled to an annual fee of $450,000, the deputy chairman of our Board of Directors, Marshall Carter, is entitled to an annual fee of $250,000 and the non-management directors are each entitled to an annual fee of $150,000. In each case, 50% of the annual fee is payable in restricted stock units (“RSUs”) granted under the NYSE Euronext Omnibus Incentive Plan and 50% is payable in cash. RSUs granted to each director will be delivered upon the director’s retirement, resignation or other termination (except for cause) and pay dividend equivalents. Additional annual fees, payable entirely in cash, of (a) $25,000 are payable to the chairman of the Audit Committee, James McDonald, and (b) $10,000 are payable to each of the chairmen of the Nominating and Governance Committee, the Technology Committee and the Human Resources and Compensation Committee, Alice Rivlin, Sir George Cox and Sir Brian Williamson, respectively, and to all members of the Audit Committee other than the chairman. All cash payments are prorated to reflect changes in service or retirement. The chairman and deputy chairman do not receive additional annual fees for committee service. Our directors are also reimbursed for their out-of-pocket travel expenses. In addition, in some cases, non-management directors who also serve as directors on the boards of our subsidiaries receive additional compensation for such service.

The following table contains compensation information about the fees and other compensation paid to the members of the NYSE Euronext Board of Directors in the fiscal year ended December 31, 2008.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation	Total
Ellyn L. Brown(3)	$125,000	$75,016	$15,232	$215,248
Marshall N. Carter(4)	125,000	124,979	1,361	251,340
Sir George Cox(5)	85,000	75,016	9,497	169,513
William E. Ford(6)	75,000	75,016	—	150,016
Sylvain Hefes(7)	85,000	75,016	9,024	169,040
Jan-Michiel Hessels(8)	236,030	224,976	14,735	475,741
Dominique Hoenn(9)	129,189	75,016	10,506	214,711
Shirley Ann Jackson(10)	150,000	75,016	—	225,016
James S. McDonald	100,000	75,016	—	175,016
Duncan McFarland	75,000	75,016	—	150,016
James McNulty	85,000	75,016	—	160,016
Baron Jean Peterbroeck(11)	75,000	75,016	9,108	159,124
Alice M. Rivlin	85,000	75,016	—	160,016
Ricardo Salgado(12)	75,000	75,016	9,375	159,391
Rijnhard van Tets(13)	134,414	75,016	19,604	229,034
Sir Brian Williamson(14)	85,000	75,016	9,596	169,612

Directors retired May 15, 2008
André Dirckx(15)	31,250	—	9,282	40,532
Patrick Houël(16)	33,750	—	8,331	42,081
Robert B. Shapiro	31,250	—	—	31,250
Karl M. von der Heyden	35,417	—	—	35,417

(1)	For payments made for subsidiary board service in the Netherlands and in France to Messrs. Hessels, Hoenn and van Tets, figures in this column contain the dollar equivalent of amounts earned in euros, based on $1.47 per euro.

(2)	This column represents the dollar amount recognized by NYSE Euronext for financial statement reporting purposes in 2008 of RSUs granted in 2008. The compensation expense for these RSU awards is based on the market price ($72.62) of our common stock on the grant date May 15, 2008, and was recognized entirely in 2008. The amount recognized for each director is the same as the grant date fair value of the equity award.

(3)	Fees Earned or Paid in Cash includes $50,000 related to service on board of directors of NYSE Regulation. All Other Compensation consists of $15,232 related to security services provided to Ms. Brown.

(4)	All Other Compensation consists of $1,361 related to security services provided to Mr. Carter.

(5)	We generally provide our non-US based directors with reimbursement for tax advice and preparation services primarily related to additional tax obligations resulting from their compensation as directors. All Other Compensation for Mr. Cox consists of $9,497 in connection with tax advice and preparation services (including $635 as reimbursement of penalties and interest for late filing).

(6)	Mr. Ford is not standing for re-election at the 2009 Annual Meeting.

(7)	All Other Compensation consists of $9,024 in connection with tax advice and preparation services (including $585 as reimbursement of penalties and interest for late filing).

(8)	Fees Earned or Paid in Cash includes a fee of $11,030 paid to Mr. Hessels for his service on the supervisory board of Euronext Amsterdam N.V. All Other Compensation consists of $14,735 in connection with tax advice and preparation services ($1,241 as reimbursement of penalties and interest for late filing).

(9)	Includes $46,689 related to service as vice chair of the Euronext supervisory board and chairman of the Euronext audit committee, and includes payment for services in 2007 as a member of the Conseil d’Orientation of Euronext Paris S.A. All Other Compensation consists of $10,506 in connection with tax advice and preparation services (including $801 as reimbursement of penalties and interest for late filing).

(10)	Includes $75,000 related to service as member and chairman of the NYSE Regulation board of directors.

(11)	All Other Compensation consists of $9,108 in connection with tax advice and preparation services (including $666 as reimbursement of penalties and interest for late filing).

(12)	All Other Compensation consists of $9,375 in connection with tax advice and preparation services (including $801 as reimbursement of penalties and interest for late filing).

(13)	Fees Earned or Paid in Cash includes $49,414 for service as chairman of the Euronext NV supervisory board, as a member of the Euronext Audit Committee and as chairman of the supervisory board of Euronext Amsterdam NV. All Other Compensation consists of $11,591 as payment of the VAT for payments in the Netherlands and $8,013 in connection with tax advice and preparation services.

(14)	All Other Compensation consists of $9,596 in connection with tax advice and preparation services (including $873 as reimbursement of penalties and interest for late filing).

(15)	All Other Compensation consists of $9,282 in connection with tax advice and preparation services.

(16)	All Other Compensation consists of $8,331 in connection with tax advice.

The following table sets forth outstanding equity awards, all of which are fully vested but not delivered, held by each of our non-employee directors as of December 31, 2008:

Name	Number of RSUs Outstanding(1)
Ellyn L. Brown	2,618
Marshall N. Carter	5,639
Sir George Cox	1,921
William E. Ford(2)	15,869
Sylvain Hefes	1,921
Jan-Michiel Hessels	5,761
Dominique Hoenn	1,921
Shirley Ann Jackson	2,618
James S. McDonald	2,618
Duncan McFarland	2,618
James McNulty(2)	14,988
Baron Jean Peterbroeck	1,921
Alice M. Rivlin	2,618
Ricardo Salgado	1,921
Rijnhard van Tets	1,921
Sir Brian Williamson	1,921

Directors retired May 15, 2008(3)
André Dirckx	—
Patrick Houël	—
Robert B. Shapiro	—
Karl M. von der Heyden	—

(1)	None of the directors had options outstanding as of fiscal year end.

(2)	Includes 13,251 RSUs in the case of Mr. Ford and 12,370 RSUs in the case of Mr. McNulty relating to their service as members of the Archipelago Board of Directors prior to the Archipelago/NYSE merger in 2006.

(3)	As of May 15, 2008, Messrs. Dirckx, Houël, Shapiro and von der Heyden held 888, 888, 1585 and 1585 RSUs, respectively. After their respective retirements, these awards were delivered to Messrs. Dirckx, Houël, Shapiro and von der Heyden in accordance with their terms.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, our equity securities with the SEC. Such directors, executive officers and 10% stockholders are also required to furnish us with copies of all Section 16(a) reports they file.

Based on our records, and written representations and other information that we received during this fiscal year, we believe that during fiscal 2008 all of such reporting persons complied with all Section 16(a) reporting requirements applicable to them, except as follows:

•

Due to an administrative error, Michael S. Geltzeiler failed to timely report an award of restricted common stock under the NYSE Euronext 2008 Omnibus Incentive Plan. The award was subsequently reported on Form 4.

•

Serge Harry failed to timely report small acquisitions (Rule 16a-6 under the Exchange Act) of shares of Euronext N.V., a subsidiary of the Company, under the Elements Plan, an employee benefit plan of the Company. Pursuant to a liquidity arrangement between the Company and each Elements Plan participant, the Euronext N.V. shares were exchangable for shares of common stock. The acquisitions were subsequently reported on Form 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information, as of February 10, 2009, regarding the beneficial ownership of shares of NYSE Euronext common stock by:

•	each person who is known by us to own beneficially 5% or more of our outstanding common stock;

•	each of our directors;

•	each of our named executive officers; and

•	our directors and executive officers as a group.

Unless otherwise indicated, the business address of our director and named executive officers is 11 Wall Street, New York, NY 10005. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. In accordance with SEC rules, the following includes shares that may be acquired pursuant to RSUs and employee stock options that are or will become exercisable within 60 days. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of our common stock shown as beneficially owned by that stockholder.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percentage of Class

Directors:
Jan-Michiel Hessels[1]	5,761	*
Marshall N. Carter[2]	5,739	*
Duncan Niederauer[3]**	33,315	*
Jean-François Théodore**	156,412	*
Ellyn L. Brown[1]	2,618	*
Patricia M. Cloherty	0	*
Sir George Cox[1]	1,921	*
William E. Ford[4]	5,766,842	2.18%
Sylvain Hefes[1]	1,921	*
Dominique Hoenn[1]	1,921	*
Shirley Ann Jackson[1]	2,618	*
James S. McDonald[5]	7,618	*
Duncan M. McFarland[5]	4,618	*
James J. McNulty[6]	31,988	*
Baron Jean Peterbroeck[7]	6,821	*
Alice M. Rivlin[1]	2,618	*
Ricardo Salgado[1]	1,921	*
Rijnhard van Tets[1]	1,921	*
Sir Brian Williamson[1]	1,921	*

Named Executive Officers:
Michael S. Geltzeiler	0	*
Joost van der Does de Willebois	14,378	*
John K. Halvey[8]	10,192	*
Hugh Freedberg[9]	81,825	*
Directors and executive officers as a group	6,344,945	2.39%

[1]

Consists of Restricted Stock Units (Director RSUs). An equal number of shares of common stock underlying such Director RSUs will be delivered to the director upon his or her termination of service on the board for any reason other than removal for cause.

[2]	Includes 5,639 Director RSUs.

[3]

Includes 17,352 Restricted Stock Units (RSUs), which represent one-half of the remaining shares granted pursuant to an RSU award. These 17,352 RSUs are scheduled to vest and be delivered on April 9, 2009.

[4]

Includes 3,591,615 shares of common stock held by General Atlantic Partners 77, L.P. (“GAP 77”), 1,787,023 shares of common stock held by GAP-W Holdings, L.P. (“GAP-W”), 64,577 shares of common stock held by GapStar, LLC (“GapStar”), 300,776 shares of common stock held by GAP Coinvestment Partners II, L.P. (“GAPCO II”) and 6,982 shares of common stock held by GAPCO GmbH & Co. KG (“GAPCO KG”). General Atlantic LLC (“GA LLC”) is the general partner of GAP 77 and GAP-W and the sole member of GapStar. The general partners of GAPCO II are also Managing Directors of GA LLC. The Managing Directors of GA LLC make voting and investment decisions with respect to GAPCO KG. Mr. Ford is the Chief Executive Officer and a Managing Director of GA LLC and a general partner of GAPCO II. GAP 77, GapStar, GAP-W, GA LLC, GAPCO II and GAPCO KG are a “group” within the meaning of Rule 13d-5 under the Exchange Act. Mr. Ford disclaims beneficial ownership of the common stock held by such investment entities beyond the extent of his pecuniary interest therein. Also includes 2,618 Director RSUs. Mr. Ford is not standing for re-election at the 2009 Annual Meeting.

[5]	Includes 2,618 Director RSUs.

[6]	Includes 2,618 Director RSUs.

[7]	Includes 1,921 Director RSUs.

[8]	Represents one-third of Mr. Halvey’s RSUs, which are scheduled to vest and be delivered on March 3, 2009.

[9]	Includes shares underlying exercisable options to purchase 63,164 shares of common stock.

*	Less than 1% of the class

**	Also a named executive officer

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Committee Report

The Human Resources and Compensation Committee of NYSE Euronext reviewed and discussed the Compensation Discussion & Analysis with management, with Watson Wyatt (the Committee’s outside compensation consultant) and with outside counsel. Based on such review and discussions, the Human Resources and Compensation Committee recommended to the NYSE Euronext Board of Directors that the Compensation Discussion & Analysis be included in this proxy statement.

Human Resources and Compensation Committee:

Sir Brian Williamson, Chair

William E. Ford

Duncan McFarland

Ricardo Salgado

Compensation Discussion and Analysis (CD&A)

Our compensation decisions this year attempt to balance the accomplishments of our management team during this period with the impact of intensifying adverse market and economic conditions through 2008. In particular, we have sought to recognize the accomplishments related to our key strategic initiatives, including revenue growth, growth in pro forma earnings per share, reduction in fixed operating expenses and stabilization of market share, and at the same time appropriately take into account the substantial decrease in our share price over 2008 and the non-cash impairment charge we recognized in the fourth quarter.

Our Human Resources and Compensation Committee (HR&CC) determined that our management performed above expectations but that adverse market conditions and rising competitive pressures should be reflected this year through a company-wide reduction in our annual performance bonus pools of 20%. Individual factors were then taken into consideration with respect to any increase or decrease in annual performance bonuses from that amount. In reaching this determination, the HR&CC also noted the effect of the decrease in our share price on outstanding equity awards, which form a substantial part of our compensation structure.

Our decisions in 2008 also reflected the continuing development of a unified compensation program following the 2007 combination of the businesses of NYSE Group and Euronext. Fiscal 2008 represents our first full fiscal year and our first year of operating a combined compensation program. As part of our new compensation program, we introduced a new long-term incentive (“LTI”) plan in the first half of 2008 and introduced more standardized employment arrangements.

Objectives and Design of the Compensation Program

This Compensation Discussion & Analysis describes the principles, policies and practices that formed the foundation of our executive compensation program in 2008 and explains how they applied to six of our executive officers: our chief executive officer, our current chief financial officer, our former acting chief financial officer and the three other most highly compensated executives. These six executives are named in the Summary Compensation Table that follows this CD&A, and we refer to them as our “named executives.”

Guiding Principles

Our management compensation program was designed around the following guiding principles:

•	Emphasize shared goals and objectives by having management committee members (which includes all the named executives) participate in one unified global compensation program;

•	Attract and retain highly talented, dedicated, results-oriented executives with competitive compensation packages;

•	Encourage and reward strong performance of NYSE Euronext and its respective business units with an annual bonus program that incorporates a strong pay-for-performance relationship;

•	Reward a combination of corporate, operating unit and individual factors, such as individual excellence, integrity, innovation, customer focus, teamwork and emphasis on diversity;

•	Foster an owner/management culture through direct participation in our long-term stock performance; and

•	Promote transparency through the use of relatively few, straightforward compensation components.

Elements of Executive Compensation

To implement our guiding principles, our annual executive compensation program for 2008 comprised three basic elements:

•	Base salary;

•	Annual performance bonus, which is paid partially in cash and partially in equity; and

•	Annual grants of long-term equity awards.

Each of these elements is discussed in detail below.

Changes for 2008

In the spring of 2008, we introduced an LTI plan that is designed to complement our annual bonus process. The LTI plan consists of annual grants of equity that provide participants with a direct interest in our long-term stock performance. Currently, grants are in the form of time-vested restricted stock units (“RSUs”) that vest in three years. The HR&CC considered including performance features in the annual grants, but determined not to do so at this time. Instead, the HR&CC intends to consider grant levels annually, taking into account prior financial performance, qualitative strategic decisions and other economic and market factors it determines appropriate at the time. The HR&CC determined that the initial grant, made in April of 2008, under the LTI plan would be two times the annual target. The grant, which was made on the recommendation of the HR&CC’s independent compensation consultant, was a one-time step designed to foster an equity ownership culture and took into consideration historic compensation levels and management tenure and equity ownership levels. For 2009, the HR&CC granted long-term awards at the target level.

In 2008, we also began to implement a more coordinated global compensation program. As part of this effort, we tied salary and long-term grant levels to a new title structure. In addition, the Board of Directors and the HR&CC began a policy of entering into employment agreements with management committee members. This practice is consistent with the historic practice at Euronext, and we believe it will increase our ability both to attract and retain talented executives in a consolidating industry and to provide protection to NYSE Euronext (in the form of non-competition and non-solicitation provisions) when executives leave.

NYSE Regulation

To maintain the independence of our not-for-profit subsidiary NYSE Regulation, the compensation of its executives is determined solely by its board of directors, and the executives of NYSE Regulation do not participate in some of our general compensation programs, including our equity compensation plans. The HR&CC advises and assists the NYSE Regulation board at its request concerning executive compensation policies and procedures, and we believe that the compensation philosophies of the HR&CC and the NYSE Regulation board are consistent. None of our current named executives is an executive of NYSE Regulation.

Base salary

In 2008, we standardized the titles and salaries of our executive officers. The standardized titles are Chief Executive Officer, Deputy Chief Executive Officer, Group Executive Vice President and Executive Vice President. For our CEO and Deputy CEO, salary was set at $1,000,000 and €675,000, respectively. Salaries for Group Executive Vice Presidents were set at $750,000 or €500,000, and salaries for Executive Vice Presidents were set at a range of $400,000—$600,000 or €275,000—€400,000. In each case, salaries are denominated in dollars or euros based on the executive’s location and the rates were designed to be roughly equivalent in light of prevailing exchange rates.

The following table summarizes the annual salary levels for 2007 and 2008.

Annual Salary

Name and Principal Position	Year	Position	Salary(1)
Duncan L. Niederauer(2)	2008	Chief Executive Officer	$1,000,000
	2007	Head of U.S. Cash Markets	$750,000

Jean-François Théodore	2008	Deputy Chief Executive Officer	€675,000	(3)
	2007	Deputy Chief Executive Officer	€595,000

Michael S. Geltzeiler	2008	Group Executive Vice President, Chief Financial Officer	$750,000
	2007	Executive joined in June 2008.

John K. Halvey	2008	Group Executive Vice President and General Counsel	$750,000
	2007	Executive joined in March 2008.

Hugh Freedberg	2008	Group Executive Vice President, Head of Global Derivatives	£385,000	(3)
	2007	Group Executive Vice President, Head of Global Derivatives	£385,000

Joost van der Does de Willebois(4)	2008	Executive Vice President and Head of Amsterdam Market and Corporate Communications	€400,000	(3)
	2007	Acting Chief Financial Officer	€382,500

(1)	Amounts represent annual base salary rates and differ from certain amounts in the Summary Compensation Table, which vary depending on the named executive officer’s length of service in a given year and whether the executive was compensated at the same salary level throughout the year.

(2)	In 2007, Mr. Niederauer served as our Head of U.S. Cash Markets until he was appointed our Chief Executive Officer, effective December 1, 2007.

(3)	Amounts for Messrs. Théodore, Freedberg and van der Does de Willebois are denominated in local currency. Between 2007 and 2008, there have been material fluctuations in exchange rates. For this reason, we felt that presentation in these executives’ local currencies better reflected overall compensation. Expressed in dollars, Mr. Théodore received $992,250 in 2008 and $815,150 in 2007; Mr. Freedberg received $712,250 in 2008 and $770,000 in 2007; and Mr. van der Does de Willebois received $588,000 in 2008 and $524,025 in 2007. For 2007, the applicable conversion rates were $1.37 per euro and $2.00 per pound sterling. For 2008, the applicable conversion rates were $1.47 per euro and $1.85 per pound. On February 25, 2009, Mr. Freedberg announced his intention to retire from NYSE Euronext effective May 1, 2009.

(4)	Mr. van der Does de Willebois served as acting chief financial officer in 2007 following the departure of our previous chief financial officer and for part of 2008, until Mr. Geltzeiler’s arrival.

We intend to weight the annual compensation package for our named executives significantly toward performance-based and long-term pay to encourage achievement of annual corporate objectives and progress toward long-term goals. The salary levels for each title were developed taking into account historic salary practices, appropriate differentiation among the titles, the desire to achieve consistency across geographic locations and general views of competitive practice.

In evaluating competitive practice, we consider compensation levels at both a peer group consisting of publicly traded global marketplaces (“industry peers”) and a second peer group consisting of a blend of U.S. and non-U.S. domiciled companies that have a global reach, in addition to having characteristics such as brand name recognition, regulatory compliance obligations and a technology-dependent business component (“global peers”). We believe our salary levels are in the top quartile of our industry peers and at the median of our global peers. The HR&CC felt that these levels were appropriate given our size and competitive position in the relevant markets in which we operate. Please see Compensation Decision Process—Independent Consultant below for the companies comprising our industry peers and global peers.

Annual Performance Bonus

Our second primary compensation vehicle is an annual bonus that is paid in a combination of cash and equity. The annual performance bonus is designed to permit discretionary variation from year to year depending on our performance, the performance of the named executive’s particular area of responsibility and the named executive’s individual performance.

The following table summarizes the annual performance bonus awarded to our named executives for 2007 and 2008.

Annual Performance Bonus

Name and Principal Position	Year	Position	Cash Component	Equity Component(1)	Total
Duncan L. Niederauer(2)	2008	Chief Executive Officer	$2,000,000	$2,000,000	$4,000,000
	2007	Head of U.S. Cash Markets	$2,000,000	$2,000,000	$4,000,000
Jean-François Théodore	2008	Deputy Chief Executive Officer	€600,000	€600,000	€1,200,000	(3)
	2007	Deputy Chief Executive Officer	€1,067,000	€533,000	€1,600,000
Michael S. Geltzeiler	2008	Group Executive Vice President, Chief Financial Officer	$375,000	$375,000	$750,000
	2007	Executive joined in June 2008.
John K. Halvey	2008	Group Executive Vice President and General Counsel	$875,000	$875,000	$1,750,000
	2007	Executive joined in March 2008.
Hugh Freedberg	2008	Group Executive Vice President, Head of Global Derivatives	£425,000	£425,000	£850,000	(3)
	2007	Group Executive Vice President, Head of Global Derivatives	£770,000	£385,000	£1,155,000
Joost van der Does de Willebois(4)	2008	Executive Vice President and Head of Amsterdam Market and Corporate Communications	€187,500	€187,500	€375,000	(3)
	2007	Acting Chief Financial Officer	€545,000	€272,500	€817,500

(1)	Amounts are based on fair value rather than on the basis of the financial expense that we recognized with respect to such awards.

(2)	In 2007, Mr. Niederauer served as our Head of U.S. Cash Markets until he was appointed our Chief Executive Officer, effective December 1, 2007. In 2007, Mr. Niederauer received a bonus of $4,000,000. In 2008, Mr. Niederauer had a target bonus of $5,000,000 and received a bonus of 80% of target ($4,000,000).

(3)	Amounts for Messrs. Théodore, Freedberg and van der Does de Willebois are denominated and expressed in local currency. Expressed in dollars, Mr. Théodore received $1,764,000 in 2008 and $2,192,000 in 2007; Mr. Freedberg received $1,572,500 in 2008 and $2,310,000 in 2007; and Mr. van der Does de Willebois received $551,250 in 2008 and $1,119,975 in 2007. For 2007, the applicable exchange rates were $1.37 per euro and $2.00 per pound sterling. For 2008, the applicable exchange rates were $1.47 per euro and $1.85 per pound.

(4)	Mr. van der Does de Willebois served as acting chief financial officer in 2007 following the departure of our previous chief financial officer and for part of 2008, until Mr. Geltzeiler’s arrival.

2008 Compensation Decisions

Our compensation decisions this year attempt to balance the impact of the adverse market and economic conditions during 2008 with the accomplishments of our management team during this period. In reaching this conclusion, the HR&CC noted in particular the following significant financial achievements for 2008:

•

Pro forma earnings per share were $2.87 per diluted share, an increase of 9% compared to 2007 (pro forma earnings per share are measured as if the merger between NYSE Group and Euronext and the divestiture of GL Trade had been completed on January 1, 2007, and exclude (i) activity assessment and Section 31 fees, (ii) merger expenses and exit costs, (iii) impairment charges, (iv) gains on sale of equity investments and (v) other non-recurring items and are reconciled to our U.S. GAAP earnings per share in our fourth quarter 2008 earnings release dated February 9, 2009)

•	Net trading revenues grew 10% and total net revenues rose 4% year over year

•	Volumes grew across all asset categories

•	Fixed operating expenses, adjusted for currency translation, acquisitions and dispositions of businesses and other strategic initiatives, were lower by $146 million versus 2007

Although we believe individual performance would have supported higher award levels, management recommended that the preceding factors should be reflected through a general reduction in our company-wide annual performance bonus pools of 20%. The general reduction was designed to acknowledge that our performance did not prevent a substantial decrease in our share price over 2008, that we recorded a $1,590 million non-cash impairment charge in the fourth quarter and that we face increasing competitive pressures in an economic downturn. The HR&CC adopted this recommendation and then took individual factors into consideration with respect to any increase or decrease in individual annual bonus amounts. In making this determination, the HR&CC also noted that the non-cash impairment charge was primarily driven by adverse equity market conditions that have caused a decline in industry market multiples rather than by poor performance of our business units in 2008.

Individual Considerations

Mr. Niederauer. For 2008, Mr. Niederauer’s target annual bonus was established at $5,000,000, as provided for in his employment agreement. Consistent with the general company-wide reduction in bonus pool, the HR&CC determined to award Mr. Niederauer an annual performance bonus 20% below his target level, or $4,000,000. The HR&CC noted that comparison to actual 2007 compensation levels were not relevant because Mr. Niederauer did not begin to serve as Chief Executive Officer until December of that year. The HR&CC established Mr. Niederauer’s 2008 target on the basis of his prior compensation by NYSE Euronext, our previous CEO’s prior compensation and a review of peer compensation levels.

Mr. Théodore. The HR&CC awarded Mr. Théodore an annual performance bonus of €1,200,000 ($1,764,000), which represented a 25% reduction from 2007. The 2008 bonus reflected both the general 20% reduction and an attempt to begin to equalize compensation levels among our US-based and European-based executives.

Messrs. Geltzeiler and Halvey. The HR&CC awarded Mr. Geltzeiler an annual bonus of $750,000 and awarded Mr. Halvey an annual bonus of $1,750,000, both representing the minimum agreed amounts for 2008. Messrs. Geltzeiler and Halvey both entered into employment agreements on joining NYSE Euronext in 2008. Mr. Geltzeiler’s agreement provides that his annual bonus target must be no less than $750,000 and that his 2008 bonus was guaranteed at that level. Mr. Halvey’s agreement provides that his annual bonus target must be no less than $1,750,000 and his bonus for 2008 was guaranteed at this level. The HR&CC believed these amounts were appropriate given each executive’s previous compensation, the compensation of NYSE Euronext’s previous CFO and General Counsel, respectively, and a review of peer compensation levels.

Mr. Freedberg. The HR&CC agreed with Mr. Niederauer’s recommendation and awarded Mr. Freedberg an annual performance bonus of £850,000 ($1,572,500), which represented a reduction of approximately 25% in his annual performance bonus from 2007 levels. The 2008 bonus reflected both the general 20% reduction and an attempt to begin to equalize compensation levels among our US-based and European-based executives. On February 25, 2009, Mr. Freedberg announced his intention to retire from NYSE Euronext effective May 1, 2009.

Mr. van der Does de Willebois. The HR&CC agreed with Mr. Niederauer’s recommendation and awarded Mr. van der Does de Willebois an annual performance bonus of €375,000 ($551,250). Mr. van der Does de Willebois’s 2007 bonus reflected his additional service as acting chief financial officer, which ceased in June 2008, and his 2008 bonus reflects his current position.

Additional Considerations

Cash Portion of 2008 Annual Bonus. Each year, the HR&CC evaluates the form of annual performance bonuses, including how the award will be allocated between cash and equity. Cash awards are paid in February of the following year.

For 2008, we paid half of the annual performance bonus in cash and the other half in time-vesting RSUs. We believe that long-term performance is enhanced through an “ownership culture,” and, accordingly, part of the annual performance bonus is paid in equity-based compensation. The HR&CC believes that allocating half of the annual performance award to time-vesting equity is consistent with its goals of aligning long-term interests of senior executives and stockholders and fostering executive retention. The RSUs awarded will vest, and the common stock underlying the awards will become deliverable, in equal installments on the first, second and third anniversaries of the date of grant.

This is the same allocation level we targeted for 2007. However, for 2007 the cash allocation for former Euronext employees was increased as a transition matter. Providing only half of the annual bonus in cash would have represented a significant change from historic compensation practices at that business. This year, the allocation is consistent for all of our employees, including our named executive officers.

Equity Portion of 2008 Annual Bonus. For 2008, we paid the equity allocation in time-vesting RSUs. The HR&CC determined that allocating the equity component to RSUs is consistent with competitive market practice and the current view of best compensation practice. The vesting periods of the RSUs are consistent with our prior practice and also distinguish the equity portion of the annual bonus from the long-term equity grants.

The HR&CC granted the RSUs earned as part of our 2008 annual bonus process at its regular meeting in early February 2009. The equity-based awards were granted effective February 10, 2009 and were in the form of a specified dollar amount. We released our 2008 fourth quarter and year-end preliminary earning results before the opening of trading on February 9, 2009, and the actual number of equity-based awards received in connection with these grants was based on the closing price of NYSE Euronext’s common stock on that date ($21.71).

Minimum Performance Requirement. In 2008, the HR&CC began establishing minimum performance requirements for the award of annual bonuses to our named executives under our shareholder-approved NYSE Euronext Omnibus Incentive Plan. These performance requirements are not intended to formulaically result in awarded bonus amounts. Instead, the requirements are intended to provide an upper bound for earned annual performance bonuses, with the HR&CC determining the actual amount earned in its discretion.

For 2008, the minimum performance requirement was based on our earnings before interest, taxes, depreciation and amortization (EBITDA). The threshold for awards was set at EBITDA of $1,217 million. For amounts above the threshold, permissible funding levels of 0.8% of EBITDA were established for our CEO and Deputy CEO and 0.6% for our other named executives. Maximum permissible levels were set at EBITDA of $1,826 million.

In the first quarter of 2009, the HR&CC determined that the non-cash impairment charge of goodwill, intangibles and other assets would not be taken into account in determining permissible funding levels for the 2008 annual performance bonus. The HR&CC determined that, in light of the non-cash nature of the impairment and the fact that the impairment was driven primarily by adverse equity market conditions that have caused a material decline in industry market multiples, the impairment would instead be considered in the context of our overall 2008 financial and strategic performance and the discretionary determination of 2008 annual bonus amounts. As a result of this determination, maximum annual bonus levels for each of our CEO and Deputy CEO were $14,608,000 and for each of our other named executives $10,965,000. The HR&CC does not expect to make such adjustments to its performance goals in future years but reserves its authority to do so as it determines in the best interest of NYSE Euronext.

Long-Term Incentive Plan

Our third primary compensation component is an LTI plan. The program was new for 2008. The program currently consists of annual grants of equity awards. The annual total dollar amount of equity delivered to an executive is based on target values that are assigned by title and are expected to vary between 80% and 120% on the basis of an annual performance assessment taking into account prior financial performance, qualitative strategic decisions and other economic and market factors HR&CC determines appropriate at the time.

The following table summarizes the LTI grants and sign-on equity awarded to our named executives in 2008.

2008 Long-Term Incentive Awards and Sign-on Equity Awards

Name and Principal Position	Long-Term Awards(1)(2)	Sign-On Equity Awards(1)	Total
Duncan L. Niederauer	$4,000,000	—	$4,000,000
Chief Executive Officer

Jean-François Théodore	$3,200,000	—	$3,200,000
Deputy Chief Executive Officer

Michael S. Geltzeiler	$2,500,000	—	$2,500,000
Group Executive Vice President, Chief Financial Officer

John K. Halvey	$2,500,000	$2,000,000	$4,500,000
Group Executive Vice President and General Counsel

Hugh Freedberg	$1,200,000	—	$1,200,000
Group Executive Vice President, Head of Global Derivatives

Joost van der Does de Willebois	$1,200,000	—	$1,200,000
Former Acting Chief Financial Officer and current Executive Vice President and Head of Amsterdam Market and Corporate Communications

(1)	Amounts are based on fair value rather than on the basis of the financial expense that we recognized with respect to such awards. With the exception of grants made to Messrs. Halvey and Geltzeiler, the 2008 LTI grants were two times the annual target.
(2)	The LTI RSUs granted to Messrs. Niederauer, Théodore, Halvey, Freedberg and van der Does de Willebois were based on the closing price ($67.89) of NYSE Euronext common stock on April 6, 2008. The LTI RSUs granted to Mr. Geltzeiler were based on the closing price ($56.12) of NYSE Euronext common stock on June 23, 2008.

2008 Long-Term Incentive Grants

In April 2008, the HR&CC set target levels and granted initial awards under our LTI plan. Target levels were set consistently across titles and based on a review of competitive data, historical grant levels at NYSE

Euronext legacy companies and the desire to achieve consistency across geographic locations. Target award levels were set at $2,000,000 for our CEO, $1,600,000 for our Deputy CEO, between $600,000—$1,400,000 for Group Executive Vice Presidents and between $400,000—$700,000 for other Management Committee members. Amounts were denominated in dollars for consistency. We believe our current target award levels place us in the top quartile of our industry peers and in the median of our global peers for such compensation. The HR&CC felt that these levels were appropriate given our size and competitive position in the relevant markets in which we operate.

On the recommendation of its independent compensation consultant, the HR&CC determined that the initial grant under the LTI plan would be two times the annual target. This was a one-time step designed to foster an equity ownership culture and took into consideration historic compensation levels and management tenure and equity ownership levels. As a result, the LTI target level for Mr. Niederauer was set at $2,000,000 and he was awarded a grant of $4,000,000 (58,918 shares) in RSUs under the LTI plan. Similarly, the LTI target level for Mr. Théodore was set at $1,600,000 and he received a grant of $3,200,000 (47,135 shares) in RSUs.

The target level for Mr. Freedberg was set at $600,000, reflecting the lower end of the applicable range as part of our equalization of total compensation levels among our US-based and European-based executives. Mr. Freedberg received a 2008 grant of $1,200,000 (17,675 shares) in RSUs. The target level for Mr. van der Does de Willebois was set at $600,000, reflecting the upper end of the applicable range in light of his additional service as acting chief financial officer. Mr. van der Does de Willebois received a 2008 grant of $1,200,000 (17,675 shares) in RSUs pursuant to the LTI Plan.

Mr. Halvey’s employment agreement provides that his 2008 long-term grant would be $2,500,000 (36,824 shares) in RSUs, consistent with an annual target level of $1,250,000. Similarly, Mr. Geltzeiler’s employment agreement provided that his 2008 grant under the LTI plan would be $2,500,000 (44,547 shares) in RSUs. Grant levels were the result of negotiations.

2008 Sign-on Equity Award

Mr. Halvey received a sign-on equity award of RSUs with a value equal to $2,000,000 (30,576 shares). The HR&CC believed this amount was appropriate given the compensation opportunities Mr. Halvey forfeited by becoming our general counsel. The RSUs awarded will vest, and the common stock underlying the awards will become deliverable, in equal installments on the first, second and third anniversaries of the date of grant.

Additional Considerations

Form of 2008 Grants. Currently, LTI grants are in the form of time-vested RSUs that vest on the third anniversary of grant. The HR&CC considered including additional performance features in the annual grants, but determined not to do so at this time. Long-term performance metrics based on internal financial goals were determined to be inappropriate at this time because results could be disproportionately influenced by ongoing structural change in our industry and by consolidation activity. Long-term performance metrics based on financial goals relative to peers were subject to similar concerns. It is expected, however, that the HR&CC will from time-to-time evaluate the current structure.

The HR&CC granted the RSUs as part of our 2008 LTI plan at its regular meeting in April 2008. The equity-based awards were in the form of a specified dollar amount, and the actual number of equity-based awards received in connection with these grants was based on the closing price of NYSE Euronext’s common stock on April 4, 2008 ($67.89). Pursuant to their employment contracts, Messrs. Halvey and Geltzeiler also received grants of RSUs under our 2008 LTI plan. Mr. Halvey’s award was granted at the March 2008 HR&CC meeting along with the other LTI plan grants; Mr. Geltzeiler’s award was granted at the May 2008 HR&CC meeting. Going forward, the HR&CC intends to make annual grants under its LTI plan at its regular meeting in February, at the same time it awards annual performance bonuses for the prior year.

The HR&CC has not delegated any of its authority to issue equity awards.

Other Compensation Elements

Legacy Euronext Long-Term Awards

Awards issued by Euronext under the 2006 Executive Incentive Plan (2006 Euronext EIP) have been delivered, and no awards under this plan remain outstanding. Under the terms of the plan, Euronext managing board members received conditional target share awards of 10,000 Euronext ordinary shares. The actual number of shares earned under the plan could range from zero to 12,000 shares and was to be based on the achievement of earnings-per-share growth over three years relative to a peer group (which consisted of the Deutsche Börse, OMX, London Stock Exchange, the companies comprising the Euronext 100 and the Financial Economic Section of the FTS Eurofirst 100). Based on the exchange ratio used in the NYSE Group/Euronext business combination transaction, these awards ranged from 0 to 15,159 NYSE Euronext shares.

Before the NYSE Group/Euronext business combination transaction in 2007, the Euronext supervisory board determined that the target levels for these awards were to be modified for years ending after the NYSE Group/Euronext business combination transaction. Accordingly, the HR&CC adopted targets for both 2007 and 2008 for the 2006 Euronext EIP. These targets were based on budgeted revenues for the legacy Euronext businesses as part of a combined NYSE Euronext.

Awards under the 2006 Euronext EIP were earned and delivered following the completion of 2008 and were conditioned on the recipient continuing to be employed at the time of vesting. The HR&CC determined that Euronext’s earnings-per-share group for the 2006 period was between the 75th and 85th percentile of the comparator group and accordingly one-third of the awards were earned at 113% of target. The HR&CC also determined that Euronext’s revenues exceeded the maximum level for the 2007 performance period, and the second third of the awards were earned at the maximum 120% of target. For 2008, the HR&CC determined that Euronext revenues were €1.121 billion. Award levels of 50% and 100% of target were achieved at €1.068 billion and €1.181 billion of revenues, respectively, with results falling between the 50%—100% range of target, being determined on a straight line basis. The final third of the awards was therefore earned at 74% of target. No dividends were payable on shares earned under the 2006 Euronext EIP until the awards vested.

Employment Benefits

We maintain the following employee benefit and perquisite programs for our named executives.

Welfare Benefits. We have broad-based health, dental, vision, life and disability benefit programs. We do not provide any welfare benefit plans, programs or arrangements exclusively to executives.

Retirement Benefits. For named executives based in the United States, Messrs. Niederauer, Geltzeiler and Halvey, we provide retirement benefits through a tax-qualified retirement savings plan (401(k) Savings Plan) to all eligible employees and a non-qualified arrangement, the Supplemental Executive Savings Plan (“SESP”), for contributions above 401(k) limits.

For the named executives based in Europe, Messrs. Théodore, Freedberg and van der Does de Willebois, we provide retirement benefits based on their different geographic, legal and tax backgrounds. Mr. Théodore is entitled to a retirement benefit that provides annual retirement benefits immediately upon his retirement. Under this agreement, Mr. Théodore is entitled to an amount equal to 75% of his base salary (capped at €500,000 or $735,000) at the time of his retirement less the value of any French state pension. The annual retirement benefit under this scheme cannot exceed €375,000 ($551,250). Euronext makes payments to the insurance company each year in connection with this contract. In 2008, this payment was €79,147 ($116,346). Mr. Freedberg’s retirement arrangements are based on a personal defined contribution regime established with third-party providers. Euronext provides annual contributions to this arrangement. In 2008, this contribution was £107,972 ($199,748). Mr. Freedberg has announced his intention to retire from NYSE Euronext effective May 1, 2009. Mr. van der Does de Willebois participates in the Euronext Amsterdam pension scheme, which is available to all Euronext Amsterdam employees. Pursuant to the plan, upon his retirement at age 65, Mr. van der Does de Willebois will receive a pension benefit of €285,639 per year ($419,889) (which amount will be reduced if he retires prior to age 65). Mr. van der Does de Willebois also has an early retirement policy that provides for a pension benefit of €105,978 ($155,788) per year that becomes payable between ages 62 and 65.

Perquisites. Consistent with industry practice and to facilitate efficient conduct of business and promote the safety of our senior executives, we provide the following perquisites. The HR&CC intends to review these perquisites on a regular basis.

We provide Messrs. Niederauer, Théodore and van der Does de Willebois with a company car and trained security driver or the use of a designated car service. This convenience is provided primarily for business purposes and commuting. With limited exceptions, the named executives do not reimburse us for the cost of their personal use of these services.

We provide Messrs. Geltzeiler and Halvey with paid parking facilities. Consistent with Euronext’s practices before the NYSE Group/Euronext business combination transaction, we also lease a car on behalf of Mr. Théodore that is for his personal use and provide Mr. Freedberg with an annual car allowance of £9,000 ($16,650) (plus reimbursement for basic maintenance and service) in lieu of a company car and driver.

We provided Mr. van der Does de Willebois with the use of a furnished apartment in Paris and New York to accommodate his position as acting chief financial officer, which required him to be based in Amsterdam, Paris and New York. This benefit was only provided during Mr. van der Does de Willebois’s term as acting chief financial officer (from January through June.)

Although we provide the preceding benefits to enhance the security and efficiency of our key executives, SEC rules require that costs of uses not directly and integrally related to our business be disclosed as compensation to the executive. Because we do not track use of these services on the basis contemplated by these SEC rules, we have reported the full cost of these services as income for each executive.

In addition, we pay for retirement planning and related financial advice provided to Mr. Freedberg by a third party consulting firm, and we covered the costs related to Mr. van der Does de Willebois’s relocation to New York.

We also provide our executives with mobile phones.

We also determined that, in connection with establishing more standardized employment agreements, reimbursing our executives for legal fees provided an appropriate incentive to enter into such arrangements. We may provide limited reimbursement for fees incurred in connection with tax advice and preparation services to U.S.-based executives on the Management Committee.

Termination and Change-in-Control Arrangements

We have entered into employment agreements with our named executives that provide termination benefits and change-in-control protection. In addition, we continue to provide generally applicable termination protection and change-in-control protection in some of our equity-based awards.

Employment Contracts. In 2008, we entered into employment agreements with Messrs. Niederauer, Halvey and Geltzeiler. These agreements are based on a consistent form for our management committee members based in the United States and provide severance payments and for the acceleration of equity award vesting in the event of termination by the Company without “cause” or by one of the executives for “good reason.” Severance payments are generally based on historic compensation levels, with a two-year multiple applied during an initial three-year term and in connection with a change-in-control and a one-year multiple in other circumstances. The HR&CC determined that a reduced severance after an initial term appropriately balanced recruiting and retention needs with its pay for performance philosophy.

The employment arrangements we have with Messrs. Théodore and Freedberg were in place with Euronext before the NYSE Group/Euronext business combination transaction. Mr. Théodore’s agreement does not provide for a termination entitlement. Mr. van der Does de Willebois entered into a renewal of his employment agreement in 2008. His agreement provides that if his employment is terminated during the term of his contract, he will be entitled to a maximum severance payment equal to one year’s annual salary. In the event of his termination for urgent cause or a change in circumstance attributable to Mr. van der Does de Willebois, each as defined in the Dutch civil code, no severance pay will be awarded.

Equity-Based Awards. Our equity-based awards generally provide termination protection if a recipient’s employment is terminated by NYSE Euronext without cause or due to disability or death or if a recipient retires after age 55.

Under the terms of RSUs granted as part of annual bonuses, which apply equally to all recipients, the unvested portion of most outstanding awards will automatically become fully vested upon such terminations. Grants under the LTI plan generally provide for a pro-rata entitlement to shares, although the employment agreements of our named executive officers who are based in the U.S. provide for full vesting upon most terminations as described in detail in “Potential Payments on Termination and Change-in-Control.”

Equity-based awards granted before 2009 were granted under the NYSE Euronext 2006 Stock Incentive Plan (“SIP”) and, in the event of a change-in-control of NYSE Euronext, the unvested portion of these awards will automatically become fully vested. In terms of these awards, a “change-in-control” generally involves (1) a change in the majority control of NYSE Euronext, (2) a change in the majority control of NYSE Euronext’s Board of Directors, (3) the consummation of certain business combinations, such as a reorganization, merger, share exchange or sale of all or substantially all of the assets of NYSE Euronext, if our stockholders before the combination do not hold the majority of the shares of the resulting company and the members of our Board of Directors do not hold the majority of seats on the board of the resulting company, or (4) the approval of a liquidation or dissolution of NYSE Euronext by its stockholders. Beginning in 2009, equity-based awards have been granted under the NYSE Euronext Omnibus Incentive Plan. Awards granted under the NYSE Euronext Omnibus Incentive Plan include the LTI grants that were made in February of 2009 and the 2008 annual performance awards. Under the NYSE Euronext Omnibus Incentive Plan, the HR&CC may, in its sole discretion, provide for accelerated vesting or lapse of restrictions of an award. The HR&CC determined that automatic accelerated vesting in the event of a change-in-control was no longer necessary for purposes of recruiting and retaining executives.

With respect to awards granted under the legacy Euronext EIP, the Euronext supervisory board will, in the event of a “transaction” with respect to NYSE Euronext, exercise its sole discretion to (1) waive performance targets and pay out in full the awards, (2) terminate the EIP and pay out awards to the extent it considers appropriate taking into account our performance to date in comparison with the performance targets and such other matters as it considers appropriate or (3) roll-forward existing awards into an alternative incentive plan.

Forfeiture of Outstanding Awards. Our RSUs provide for forfeiture in the event of a termination for cause, whether or not the RSUs are vested. “Cause” generally includes the willful failure to substantially perform one’s responsibilities, willfully engaging in illegal conduct or misconduct injurious to NYSE Euronext or that would disqualify an executive from continued employment under applicable law or a felony conviction or guilty plea by an executive.

Compensation Decision Process

Each year, our Board of Directors establishes a variety of priorities and objectives, which are developed by management and recommended by our Chief Executive Officer, and reviews performance against them regularly throughout the year (and updates our priorities/objectives to the extent determined appropriate). Following the end of the year, the HR&CC determines the amount and mix of the annual performance bonus for each named executive and evaluates salary levels, long-term grant levels and performance goals for the subsequent year. In making these compensation decisions, the HR&CC considers financial, strategic, market and relevant business area performance, as against the Board’s established priorities and objectives.

Although executive compensation decisions are made within the HR&CC’s discretion, the committee seeks input from management and guidance from its outside compensation consultant. In addition, the HR&CC also considers competitive data regarding salaries and incentives awarded to other named executives in two comparator groups.

For 2008, the HR&CC determined the total amount of each executive’s compensation based on the following factors:

•	NYSE Euronext performance (financial, operational, strategic and other goals)

•	Unit performance (financial, operational and strategic performance of the business area for which the executive is directly responsible)

•	Individual performance

•	The executive’s prior-years’ compensation

•	The advice of Watson Wyatt

The HR&CC determined not to establish a particular formula for evaluating performance, and the above factors have not been assigned weights but rather may be considered or weighted by each member of the HR&CC differently. Each of the above factors is considered by the HR&CC in reaching compensation decisions that are designed to be in furtherance of the guiding principles discussed above. The allocation of total compensation between cash and equity awards is designed to reinforce NYSE Euronext’s compensation objectives. This allocation is further influenced by the relative costs and benefits of the different compensation vehicles.

Role of NYSE Euronext Executives

None of the named executives has any direct role in determining the amount of his or her compensation. However, our chief executive officer recommends compensation packages for other named executives, other than the Deputy Chief Executive Officer, of NYSE Euronext in light of the factors described above. His assessment of each executive is based on his or her contributions to achieving the priorities and objectives outlined by the Board of Directors and the related work performed by our Global Head of Human Resources. Our Chief Executive Officer also recommended as a guideline a general 20% reduction in our annual performance bonus pools, including in particular a 20% reduction in his own annual bonus. In addition, management recommended that we continue the allocation and form of our annual performance bonus from 2007 as it applied to the named executives based in the United States, and extend it to all the named executive officers in 2008.

Independent Consultant

In May 2008, after assessing several candidates to serve as its compensation consultant, the HR&CC retained Watson Wyatt as an independent, outside compensation consultant to provide the committee with guidance and services relating to executive pay. Watson Wyatt had previously provided us with compensation consulting services, but now solely advises the HR&CC. As part of these services, Watson Wyatt advised on the appropriate level of compensation for non-executive management. Before Watson Wyatt was retained, Towers Perrin provided advice with respect to executive pay packages and guidance on our compensation practices and programs and assisted the HR&CC in the design of a compensation program.

As part of its engagement as compensation consultant to the HR&CC, Watson Wyatt advised on modifying our applicable peer groups, which were developed in 2007 and which were reviewed and approved by the HR&CC and our Board of Directors. As a result of the 2007 process (as modified in 2008), the HR&CC designated two peer groups. The first peer group (the “industry peers”) consists of the following publicly traded global marketplaces that are direct competitors of NYSE Euronext:

CME Group Inc.	Deutsche Börse AG
ICAP PLC	Interactive Brokers
Intercontinental Exchange Inc.	London Stock Exchange Group PLC
MF Global LTD	Nasdaq OMX Group, Inc.
TMX Group

The second peer group (the “global peers”) consists of a blend of U.S. and non-U.S. domiciled companies that have a global reach, in addition to having characteristics such as brand name recognition, regulatory compliance obligations and a technology-dependent business component:

AEGON NV	American Express Co.
AXA, Paris	Barclays plc
BlackRock Inc.	BNP Paribas
Genworth Financial Inc.	ING Group NV
Lloyds TSB Group plc	MetLife Inc.
Prudential Financial Inc.	Royal Bank of Scotland Group plc
Société Générale Group	Wells Fargo & Co.
WPP Group plc

Peer group results were used to inform the HR&CC and the Board of Directors of comparable pay at peer organizations. However, the HR&CC does not specifically target any part of annual compensation to a percentile range of our peer groups.

Other Factors Affecting 2008 Compensation

Deductibility

Section 162(m) of the U.S. Internal Revenue Code generally disallows publicly traded companies from deducting more than $1 million annually of compensation to each of their named executives in any fiscal year, unless the compensation plan and awards meet certain requirements. We are a global company, and Section 162(m) is only applicable to part of the compensation we pay. In particular, it generally applies to the compensation of our U.S.-based executives and not to our executives based in Europe.

We take the effects of Section 162(m) into account in structuring our compensation arrangements for our named executive officers, although the HR&CC may award compensation that may not be deductible depending upon the relevant circumstances at the time. In considering the structures of our programs, the HR&CC considers the purposes and needs of our executive compensation program and balances it against potential tax cost.

Our 2008 LTI awards were made under the SIP and are intended to be tax deductible under Section 162(m). This plan was intended to constitute a plan for which the deductibility limits under Section 162(m) did not apply during a transition period that expired at our 2008 annual meeting of shareholders. As a result, these awards should not be limited by the restrictions of Section 162(m).

We also designed our annual performance process to comply with the requirements of Section 162(m). However, because we excluded the fourth-quarter non-cash impairment charge when determining maximum funding levels for our 2008 annual bonus awards, those awards do not constitute exempt compensation under Section 162(m). In addition, at the regular meeting of the HR&CC in February 2009, we continued our current long-term grant practices and granted RSU awards to executives pursuant to our LTI plan. These grants also will be subject to the 162(m) limits.

Note Regarding Equity Grant Calculations

The equity portions of NYSE Euronext’s named executives’ annual performance awards were granted at the HR&CC’s February 2009 meeting. Because these awards were granted in 2009, they do not appear in the Summary Compensation Table that follows this CD&A. The Summary Compensation Table reflects only the equity compensation expense that we recognized under FAS 123R in 2008 for equity awards to the named executives. The equity portion of the 2008 annual performance awards will first appear in the 2009 line of next year’s Summary Compensation Table.

Conclusion

NYSE Euronext’s compensation policies are designed to retain our senior executive officers, to motivate them to achieve corporate performance goals, to create stockholder value and ultimately to reward them for outstanding performance. The HR&CC believes that the executive compensation plans and programs with respect to fiscal year 2008 were both competitive and appropriate based on NYSE Euronext’s performance over this past year.

2008 Compensation

Summary Compensation Table

The following tables contain information about NYSE Euronext’s Chief Executive Officer, Chief Financial Officer, the three other most highly paid executive officers in 2008 and its former Acting Chief Financial Officer.

Summary Compensation Table

Name and Principal Position	Year(1)	Salary(2)	Bonus	Stock Awards(3)	Change in Pension Value(4)	All Other Compensation(5)	Total
Current Executives
Duncan L. Niederauer	2008	$1,000,000	$2,000,000	$3,925,621	—	175,792	$7,101,413
Chief Executive Officer	2007	548,077	2,000,000	2,291,428	—	58,167	4,897,672

Jean-François Théodore(6)	2008	992,250	882,476	1,814,875	—	718,427	4,408,028
Deputy Chief Executive Officer	2007	815,150	1,461,790	342,927	—	814,346	3,434,213

Michael S. Geltzeiler	2008	389,423	375,000	416,667	—	14,060	1,195,150
Group Executive Vice President, Chief Financial Officer

John K. Halvey	2008	605,769	875,000	1,643,405	—	72,161	3,196,335
Group Executive Vice President and General Counsel

Hugh Freedberg(6)	2008	712,250	787,361	1,301,374	—	243,706	3,044,691
Group Executive Vice President, Head of Global Derivatives	2007	770,000	1,540,000	342,927	—	246,866	2,899,793

Joost van der Does de Willebois(6)	2008	588,000	294,159	1,101,192	—	568,788	2,552,139
Former Acting Chief Financial Officer and current Executive Vice President and Head of Amsterdam Market and Corporate Communications	2007	524,025	746,650	342,927	158,920	395,148	2,167,670

(1)	Mr. Niederauer joined NYSE Euronext in April 2007 as Head of U.S. Cash Markets and Messrs. Geltzeiler and Halvey joined on June 16, 2008 and March 3, 2008, respectively. Before the NYSE Group/Euronext business combination transaction in April 2007, Messrs. Théodore, van der Does de Willebois and Freedberg were executive officers of Euronext. To provide a complete picture of the historic compensation of our named executives, the information in this proxy statement includes the 2007 compensation paid by NYSE Group and Euronext before their combination.

(2)	For partial years of employment, this column represents the pro rata amount of salary earned for the year.

(3)	This column represents the dollar amount recognized by NYSE Euronext for financial statement reporting purposes, as the case may be (without regard to any estimate of forfeiture related to service-based vesting conditions) for (1) RSUs granted by NYSE Euronext in 2007 and 2008 and (2) grants made in 2006 and 2007 by Euronext. The compensation expense for these RSUs and stock awards under the Euronext EIP is based on the market price of the shares underlying the awards on the grant date and recognized ratably over the vesting period. For further information on how we account for stock-based compensation, please see Note 2 to the consolidated financial statements included in NYSE Euronext’s 2008 Annual Report on Form 10-K.

We granted RSUs as part of the 2008 annual incentive bonus awarded to each named executive of NYSE Euronext. However, because these grants were not made until after the end of 2008, we did not recognize any compensation expense for them in 2008 and they are therefore not reflected in this column. These RSU grants are described in the CD&A that precedes this table.

(4)	This column represents the total change in the actuarial present value of the accumulated benefit under all of NYSE Euronext’s defined benefit pension plans. These plans are described under the heading “Pension Benefits” below, and the associated 2008 Pension Benefits Table provides additional detail regarding the amounts in this column. In 2008, Mr. van der Does de Willebois’s pension lost $230,915 in value.

(5)	This column includes the incremental cost of perquisites, NYSE Euronext contributions to defined contribution retirement plans (including matching contributions and retirement accumulation contributions under NYSE Group’s 401(k) savings plans and SESP) and life insurance premiums paid by NYSE Euronext. The “All Other Compensation” table that follows provides additional detail regarding the amounts in this column.

(6)	For 2008, for Messrs. Théodore and van der Does de Willebois, this table represents the U.S. dollar equivalent of amounts earned in euro, based on $1.47 per euro, and, for 2007, $1.37 per euro. For 2008, for Mr. Freedberg, this table represents the U.S. dollar equivalent of amounts earned in pound sterling, based on $1.85 per pound sterling and, for 2007, $2.00 per pound sterling.

Detail regarding perquisites, benefits and all other compensation

The following table details the incremental cost of perquisites received by each of the named executives, as well as the other elements of compensation listed in the “All Other Compensation” column of the summary compensation table, for 2008. The incremental cost of personal use of automobiles, drivers and mobile phones and Mr. van der Does de Willebois’s Paris and New York apartments was based on the full cost to NYSE Euronext. Although we provide these benefits to enhance the security and efficiency of our key executives, SEC rules require that costs of commuting and other uses not directly and integrally related to our business be disclosed as compensation to the executive. Because we do not track use of these benefits on the basis contemplated by these SEC rules, we have reported the full cost here.

2008 All Other Compensation

	Perquisites and Benefits				Retirement Plan Contributions		Life Insurance	Payment Related to Overseas Assignment	Other		Total
Name(1)	Car Service/ Car Lease		Other
Current Executives
Duncan L. Niederauer	$157,442		—		$16,100		$2,250	—	—		$175,792
Jean-François Théodore	298,788	(2)	21,186	(3)	—		—	—	398,454	(4)	718,427
Michael S. Geltzeiler	—		—		12,935		1,125	—	—		14,060
John K. Halvey	—		58,217	(5)	12,069		1,875	—	—		72,161
Hugh Freedberg	16,650		22,920	(6)	—		4,388	—	199,748	(7)	243,706
Joost van der Does de Willebois	163,035	(8)	163,500	(9)	231,995	(10)	—	—	10,258	(11)	568,788

(1)	For Messrs. Théodore, Freedberg and van der Does de Willebois, this table represents the dollar equivalent of amounts earned in euro, based on $1.47 per euro.

(2)	Includes $25,813 paid for Mr. Théodore’s personal use of a car and $272,975 for use of a company car and driver partly for commutation purposes.

(3)	Represents charges for use of mobile phone.

(4)	Includes $396,321 paid for Mr. Théodore by NYSE Euronext for insurance contract premiums relating to retirement arrangements and $2,133 for private medical premiums.

(5)	Represents $50,717 in reimbursements for legal fees incurred in connection with Mr. Halvey’s entering into an employment agreement which served as the basis for the form of U.S. management committee agreements entered into following his arrival, and $7,500 in reimbursements for fees incurred in connection with tax advice and preparation services.

(6)	Represents $22,920 fees paid to financial consultant related to Mr. Freedberg’s pension scheme.

(7)	Represents $199,748 paid by Euronext to Mr. Freedberg and earmarked for contribution to a personal defined contribution regime established with third-party providers in lieu of pension benefits.

(8)	Represents amounts for car lease and driver for Mr. van der Does de Willebois.

(9)	Represents expenses related to Mr. van der Does de Willebois’s previous interim position as our acting CFO from January through June 2008, which required him to be based in Amsterdam, Paris and New York, including $32,787 relating to his use of a furnished apartment in Paris, $45,327 for use of a furnished apartment in New York and $48,310 for relocation fees. This amount also includes a $22,038 allowance related to supplemental mortgage insurance for Mr. van der Does de Willebois as mandated by Dutch regulations, and $15,038 in charges for use of mobile phone.

(10)	Represents payment made for Mr. van der Does de Willebois by Euronext for insurance contract premiums relating to retirement arrangements in lieu of pension benefits.

(11)	Represents premium paid for Mr. van der Does de Willebois by Euronext for private disability insurance contract.

Employment Agreements with Named Executives

Messrs. Niederauer, Halvey and Geltzeiler. In 2008, Messrs. Niederauer, Halvey and Geltzeiler entered into employment agreements with NYSE Euronext for an indefinite period of time.

Under the terms of these agreements, each executive is eligible for an annual bonus at the discretion of the HR&CC, paid in any combination of cash and equity, and is eligible to receive LTI compensation awards. If employment is terminated for any reason, any bonuses earned but not paid or deferred as of termination will be payable on the dates that they would have been paid had employment continued through those dates.

In the event of termination of employment by the Company without “cause” or by one of the executives for “good reason,” their agreements provide for the acceleration of equity award vesting and severance payments as described below in additional detail in “Potential Payments on Termination and Change in Control.”

Messrs. Niederauer, Halvey and Geltzeiler are, for the duration of each of their respective employment agreements and for one year following its termination, subject to a non-compete that prohibits engaging in activities that directly or indirectly compete with ours or those of our subsidiaries or affiliates. In addition, they are, during the same period, also prohibited from soliciting our employees and those of our affiliates.

The salaries of Messrs. Niederauer, Halvey and Geltzeiler are determined by the HR&CC and can be no less than $1,000,000, $750,000 and $750,000, respectively. Mr. Niederauer is entitled to the use of a car and driver provided by the Company and Messrs. Halvey and Geltzeiler are each entitled to a parking space.

In addition, Messrs. Halvey and Geltzeiler each received an LTI award with a value on the date of grant of $2,500,000 (36,824 shares and 44,547 shares, respectively). Mr. Halvey also received a sign-on equity award of RSUs with a value equal to $2,000,000 (30,576 shares), as discussed above in “2008 Compensation.” Mr. Halvey’s employment agreement provides that his 2009 LTI grant will be no less than $1,250,000.

Mr. Théodore. Mr. Théodore’s services are governed by a mandate issued in 1990 by Euronext Paris S.A. (formerly Société des Bourses Françaises and Paris Bourse S.A), a wholly owned subsidiary. The mandate has an indefinite term, and may be terminated by either party without notice at any time.

Mr. Freedberg. Mr. Freedberg has an employment agreement with Liffe Administration and Management, a wholly owned subsidiary. Mr. Freedberg’s contract term began on October 12, 1998 and is for an indefinite period. Mr. Freedberg is entitled to an annual salary of £385,000 ($712,250) and an annual bonus potential of up to 225% of annual salary.

Either Liffe Administration and Management or Mr. Freedberg may terminate his employment upon twelve months’ notice. Mr. Freedberg may receive compensation in lieu of such notice. Such compensation will be calculated based on annual salary and benefits only (excluding bonuses), with the total cost of benefits not to exceed 33% of annual salary. Mr. Freedberg has announced his intention to retire from NYSE Euronext effective May 1, 2009. A description of his separation agreement is set forth under Potential Payments on Termination and Change-in-Control.

Mr. van der Does de Willebois. In 2008, Mr. van der Does de Willebois entered into an employment agreement with Euronext Amsterdam, a wholly owned subsidiary, which succeeded his previous agreement which was set to expire in 2008. The agreement is for an indefinite period of time, but will terminate no later than when Mr. van der Does de Willebois turns 65.

Under the terms of his agreement, Mr. van der Does de Willebois is entitled to an annual salary of €400,000 in 2008. In future years, Mr. van der Does de Willebois’s salary will be determined by the HR&CC or the Board of Directors. Mr. van der Does de Willebois is also eligible for an annual bonus at the discretion of the HR&CC or the Board of Directors. At least 50% of any annual bonus will be cash, and no more than 50% of any annual bonus will be equity compensation. In addition, Mr. van der Does de Willebois is entitled to lease a car.

If Mr. van der Does de Willebois’s employment is terminated, he will be entitled to a maximum severance payment equal to one year’s annual salary. Any bonuses earned but not paid or deferred as of termination will be payable on the dates that they would have been paid had his employment continued through those dates. In the event of his termination for urgent cause or a change in circumstances attributable to Mr. van der Does de Willebois, each as defined in the Dutch civil code, no severance pay will be awarded. Other payments, benefits and entitlements will be treated according to the terms of the plan under which those payments, benefits or entitlements were granted.

Mr. van der Does de Willebois is, for the duration of his employment agreement and for one year following its termination, subject to a non-compete that prohibits his engaging in activities that directly or indirectly compete with ours or those of our subsidiaries or affiliates. In addition, he is, during the same period, also prohibited from soliciting our employees and those of our affiliates.

2008 Grants of Plan-Based Awards

2007 Annual Performance Bonus Awards. Effective February 6, 2008, the HR&CC granted RSU awards to each of the named executives under the SIP as part of the 2007 annual performance bonus. Although these awards correspond to the 2007 annual performance bonus, they appear in the following table because they were granted in 2008 (once the financial results for 2007 and annual performance awards had been determined). See the Compensation Discussion & Analysis in last year’s proxy statement for a discussion of the factors considered in determining these award amounts. The RSUs vest and the underlying shares are delivered ratably over a three-year period beginning on February 6, 2008.

Awards of RSUs granted as part of the 2008 annual performance bonus were granted in 2009 (once the financial results for 2008 and annual performance awards had been determined) and therefore will appear in the Grants of Plan-Based Awards table for 2009.

2008 LTI Plan Awards. Effective April 7, 2008, the HR&CC granted a double annual award of RSUs pursuant to the LTI plan to each of the named executives, with the exception of Mr. Geltzeiler, who was hired in June 2008, and Mr. Halvey, whose LTI plan grant was guaranteed under his employment agreement. See Elements of Executive Compensation—Changes for 2008, Elements of Executive Compensation—Long-Term Incentive Plan and Compensation Decision Process, above for a discussion of the factors considered in determining these award amounts. The RSUs were issued under the NYSE Euronext SIP; they vest and the underlying shares are delivered, in their entirety, on April 7, 2011, subject to the named executive officer’s continued employment.

Pursuant to Mr. Geltzeiler’s employment agreement, Mr. Geltzeiler received an award of 44,547 RSUs pursuant to the LTI plan on June 24, 2008. The RSUs vest and the underlying shares are delivered, in their entirety, on June 24, 2011, subject to Mr. Geltzeiler’s continued employment.

Pursuant to Mr. Halvey’s employment agreement, Mr. Halvey received an award of 36,824 RSUs pursuant to the LTI Plan on April 7, 2008. The RSUs vest and the underlying shares are delivered, in their entirety, on April 7, 2011, subject to Mr. Halvey’s continued employment.

The preceding awards of RSUs are governed by the SIP.

Sign-on Equity Award to Mr. Halvey. Pursuant to Mr. Halvey’s employment agreement, Mr. Halvey received a sign-on equity award of 30,576 RSUs under the SIP on March 3, 2008. The RSUs vest and the underlying shares are delivered ratably over a period of three years from the date of the grant, subject to Mr. Halvey’s continued employment.

Grants of Plan-Based Awards for 2008

Name	Grant Date	Date of Board Action	Stock Awards Number of Shares(1)	Grant Date Fair Value of Equity Awards
Current Executives
Duncan L. Niederauer
2007 Annual Bonus Grant	02/06/08	01/31/08	28,157	$2,000,000
LTI Plan Grant	04/07/08	03/12/08	58,918	4,000,000
Jean-François Théodore
2007 Annual Bonus Grant	02/06/08	01/31/08	10,987	780,407
LTI Plan Grant	04/07/08	03/12/08	47,135	3,200,000
Michael S. Geltzeiler
LTI Plan Grant(2)	06/24/08	5/14/08	44,547	2,500,000
John K. Halvey
Sign on Bonus Grant of RSUs(3)	03/03/08	1/31/08	30,576	2,000,000
LTI Plan Grant(4)	04/07/08	03/12/08	36,824	2,500,000
Hugh Freedberg
2007 Annual Bonus Grant	02/06/08	01/31/08	10,648	756,327
LTI Plan Grant	04/07/08	03/12/08	17,675	1,200,000
Joost van der Does de Willebois
2007 Annual Bonus Grant	02/06/08	01/31/08	5,617	398,976
LTI Plan Grant	04/07/08	03/12/08	17,675	1,200,000

(1)	None of the awards granted in 2008 were subject to any performance-based condition. As previously described, the initial LTI plan grants were made at two times the annual target levels.

(2)	Represents awards granted pursuant to Mr. Geltzeiler’s employment agreement.

(3)	Represents awards granted to Mr. Halvey as a sign-on equity award in 2008.

(4)	Represents awards granted pursuant to Mr. Halvey’s employment agreement.

Holdings of Previously Awarded Equity

Outstanding Equity Awards at Fiscal Year End

The following table sets forth outstanding equity awards held by each named executive as of December 31, 2008.

Outstanding Equity Awards at Fiscal Year End

	Option Awards						Stock Awards
	Year Granted	Number Exercisable		Number Unexercisable	Exercise Price	Expiration Date	Number Unvested		Market Value Unvested(1)	Number Unearned and Unvested	Market Value Unearned and Unvested
Current Executives
Duncan L. Niederauer	—	—		—	—	—	121,779	(2)	$3,334,309	—	—
Jean-François Théodore	—	—		—	—	—	71,049	(3)	1,945,322	—	—
Michael S. Geltzeiler	—	—		—	—		44,547	(4)	1,219,697	—	—
John K. Halvey	—	—		—	—	—	67,400	(5)	1,845,412	—	—
Hugh Freedberg(6)	2004	63,165	(6)	—	$24.16	9/17/11	41,250	(7)	1,129,425	—	—
Joost van der Does de Willebois	—	—		—	—	—	36,219	(8)	991,676	—	—

(1)	For the purposes of this table, we have determined the market value of RSUs based on $27.38 per share, the closing price of NYSE Euronext common stock on December 31, 2008.

(2)	Represents 34,704 RSUs ($950,196) granted to Mr. Niederauer by NYSE Euronext as a sign-on equity award in 2007, 28,157 RSUs ($770,939) granted as an annual bonus for 2007 and 58,918 RSUs ($1,613,175) granted under the LTI plan in 2008 at two times the annual target level. The sign on bonus RSUs vest ratably over a period of three years from the date of grant. The 2007 annual bonus RSUs vest in three equal installments on February 6, 2009, 2010, and 2011. The LTI plan RSUs vest fully three years from the date of grant.

(3)	Represents 12,927 ($353,941) RSUs granted to Mr. Théodore by Euronext under the 2006 Euronext EIP, 10,987 RSUs ($300,824) granted as an annual bonus for 2007, and 47,135 RSUs ($1,290,556) granted under the LTI plan in 2008 at two times the annual target level. The 2006 Euronext EIP RSUs vested and were paid in February 2009 upon publication by NYSE Euronext of its fiscal 2008 earnings release. The 2007 annual bonus RSUs vest in three equal installments on February 6, 2009, 2010, and 2011. The LTI plan RSUs vest fully three years from the date of grant.

(4)	Represents 44,547 RSUs ($1,219,697) granted to Mr. Geltzeiler under the LTI plan pursuant to his employment agreement. These RSUs vest fully three years from the date of grant.

(5)	Represents 30,576 RSUs ($837,171) granted to Mr. Halvey by NYSE Euronext as a sign-on equity award in 2008 and 36,824 RSUs ($1,008,241) granted to Mr. Halvey under the LTI plan in 2008. The sign on bonus RSUs vest ratably over a period of three years from the date of grant. The LTI plan RSUs vest fully three years from the date of grant.

(6)	Represents options granted to Mr. Freedberg by Euronext in 2004 as long-term incentive compensation and converted to NYSE Euronext awards in connection with the NYSE Group/Euronext business combination transaction.

(7)	Represents 12,927 ($353,941) RSUs granted to Mr. Freedberg by Euronext under the 2006 Euronext EIP, 10,648 RSUs ($291,542) granted as an annual bonus for 2007, and 17,675 RSUs ($483,941) granted under the LTI plan in 2008 at two times the annual target level. The 2006 Euronext EIP RSUs vested and were paid in February 2009 upon publication by NYSE Euronext of its fiscal 2008 earnings release. The 2007 annual bonus RSUs vest in three equal installments on February 6, 2009, 2010, and 2011. The LTI plan RSUs vest fully three years from the date of grant.

(8)	Represents 12,927 ($353,941) RSUs granted to Mr. van der Does de Willebois by Euronext under the 2006 Euronext EIP, 5,617 RSUs ($153,793) granted as an annual bonus for 2007 and 17,675 RSUs ($483,941) granted under the LTI plan in 2008 at two times the annual target level. The 2006 Euronext EIP RSUs vested and were paid in February 2009 upon publication by NYSE Euronext of its fiscal 2008 earnings release. The 2007 annual bonus RSUs vest in three equal installments on February 6, 2009, 2010, and 2011. The LTI plan RSUs vest fully three years from the date of grant.

Option Exercises and Stock Vested During 2008

The following table sets forth the amounts realized by the named executives in 2008 as a result of the exercise of options and the vesting of stock awards.

Option Exercises and Stock Vested During 2008

	Option Awards Exercised in 2008		Stock Awards Vested in 2008
Name	Number of Shares	Value Realized	Number of Shares		Value Realized
Current Executives
Duncan L. Niederauer	—	—	17,352	(1)	$1,196,073	(2)
Jean-François Théodore	—	—	15,159	(3)	1,107,971	(4)
Michael S. Geltzeiler	—	—	—		—
John K. Halvey	—	—	—		—
Hugh Freedberg	—	—	15,159	(3)	1,107,971	(4)
Joost van der Does de Willebois	—	—	15,159	(3)	1,107,971	(4)

(1)	Represents awards granted to Mr. Niederauer as a sign-on equity award in 2007 that vested and were delivered on April 9, 2008.

(2)	Aggregate value realized calculated based on $68.93 per share, the closing price of NYSE Euronext common stock on April 9, 2008.

(3)	Represents awards granted to Messrs. Theodore, Freedberg and van der Does de Willebois pursuant to the 2005 Euronext EIP that vested and were delivered on February 6, 2008.

(4)	Value realized calculated based on €49.72 ($73.09) per share, the closing price of NYSE Euronext common stock on February 6, 2008.

Post-Employment Compensation

Pension Benefits

For named executives based in Europe, we provide retirement benefits based on their different geographic, legal and tax backgrounds. Only Mr. van der Does de Willebois currently participates in a pension plan sponsored by us. Mr. van der Does de Willebois participates in the Euronext Amsterdam pension scheme, which is a funded, tax-qualified defined benefit plan with two components, a “final pay plan” (based on the employee’s salary up to €100,000 ($147,000) and an “average pay plan” (based on the employee’s salary in excess of €100,000). Benefits under the final pay plan are based on a percentage of the employee’s pensionable salary for each year of employment. “Pensionable salary” is the employee’s current salary (up to €100,000), less a deductible (€12,209 ($17,947) in 2008). For each year of employment, the benefits amount to 2% of the pensionable salary. As of December 31, 2008, Mr. van der Does de Willebois had 21 years and 2 months of service years. Mr. van der Does de Willebois’s service years include service years accumulated prior to his employment with Euronext Amsterdam and for which previous accumulated pension entitlements were transferred to Euronext Amsterdam. Benefits under the average pay plan are based on a percentage of the amount of the employee’s salary that exceeds €100,000. For each year of employment, the benefits amount to 2.25% of this excess salary for each year, and accrued benefits may be indexed according to the general salary increase of Euronext Amsterdam.

Mr. Théodore is entitled to a retirement plan that provides annual retirement benefits immediately upon his retirement. Under this agreement, Mr. Théodore is entitled to an amount equal to 75% of his base salary (capped at €500,000 or $735,000) at the time of his retirement less the value of any French state pension. The annual retirement benefit under this scheme cannot exceed €375,000 ($551,250).

The following table details the defined benefit plans in which each named executive participates.

2008 Pension Benefits

Name	Plan Name	Years of Credited Service	Present Value of Accumulated Benefit		Payments During 2008
Joost van der Does de Willebois	Stichting Pensioenfonds Mercurius Amsterdam	21	$2,607,310	(1)	—
Jean-Francois Théodore	AXIVA (Euronext Paris SA Defined Benefit Plan)	19	6,297,224	(1)	—

(1)	Figures in table represent the dollar equivalent of amounts calculated or paid in euros based upon $1.47 per euro. The present value has been calculated using the assumptions described in Note 8 “Pension and Other Benefit Programs” to the consolidated financial statements included in NYSE Euronext’s 2008 Annual Report on Form 10-K. No future salary increases and no future indexations have been taken into account.

Nonqualified Deferred Compensation

NYSE Euronext maintains a variety of current and legacy deferred compensation plans that are not U.S. tax-qualified and that provide benefits based on executive or company contributions. The only nonqualified deferred compensation plan in which the named executives participate is the SESP. In addition, we contribute annually to a personal defined contribution regime established by Mr. Freedberg with a third-party insurance company. These third-party arrangements are customary in the United Kingdom.

Supplemental Executive Savings Plan. We maintain a SESP to provide deferred compensation opportunities to U.S. employees who earn compensation over the limit set by the U.S. Internal Revenue Code for our U.S. tax qualified plans. Generally, U.S. employees with the title “officer” and U.S. non-officers whose salaries and cash bonuses for the prior year exceed the IRS limit on pensionable earnings for that prior year ($230,000 for 2008) may participate. A participant’s account is also credited with earnings based on a measurement alternative selected by the participant from among generally available, publicly traded funds offered by several different providers. Participants are not limited in terms of how often they may move their investments between funds, but they cannot change the contribution amount during the year. Participants may elect to receive their account balances in a lump sum distribution or as annual installments following termination of employment. The HR&CC will continue to review the SESP to ensure compliance with Internal Revenue Code Section 409(A). If the participant elects an installment payout, the account is credited with earnings based on a measurement alternative selected by the participant from among a choice of funds.

Participants prior to January 1, 2006 were always 100% vested in their pre-tax contributions, matching contributions by the NYSE and any earnings or losses thereon. Effective January 1, 2006, matching contributions for new employees vest at the rate of 20% per year for the first five years of recognized service.

Nonqualified Deferred Compensation

Name	Executive Contributions in 2008(1)	NYSE Euronext Contributions in 2008(2)	Earnings in 2008(3)	Withdrawals/ Distributions in 2008	Aggregate Balance at 12/31/08
NYSE Euronext
Duncan L. Niederauer	$46,200	$46,200	$1,937	—	$132,903
Jean-François Théodore	—	—	—	—	—
Michael S. Geltzeiler	22,500	8,700	(3,362)	—	27,838
John K. Halvey	22,546	22,546	(2,666)	—	42,426
Hugh Freedberg	—	—	—	—	—
Joost van der Does de Willebois	—	—	—	—	—

(1)	These contributions represent salary deferred into the nonqualified deferred compensation plans. All of these amounts appeared in the Summary Compensation Table.

(2)	These contributions represent NYSE Euronext matching contributions into the nonqualified deferred compensation plans. These contributions did not appear in the Summary Compensation Table.

(3)	These earnings consist primarily of market gains and losses as well as dividends paid on equity investments. These earnings did not appear as compensation in the Summary Compensation Table.

Potential Payments on Termination and Change-in-Control

Of the named executives, Messrs. Niederauer, Geltzeiler, Halvey, Freedberg and van der Does de Willebois are party to employment or severance agreements that provide special severance or similar rights upon certain terminations or upon a change-in-control. Only Mr. Théodore is not party to an employment or severance agreement that would provide severance rights.

Under the terms of Mr. van der Does de Willebois’s employment agreement, if Mr. van der Does de Willebois’s employment is terminated, he will be entitled to a maximum severance payment equal to one year’s annual salary. Any bonuses earned but not paid or deferred as of termination will be payable on the dates that they would have been paid had his employment continued through those dates. In the event of his termination for urgent cause or a change in circumstances attributable to Mr. van der Does de Willebois, each as defined in the Dutch civil code, no severance pay will be awarded. Other payments, benefits and entitlements will be treated according to the terms of the plan under which those payments, benefits or entitlements were granted.

Mr. Freedberg has an employment agreement with Liffe Administration and Management, a wholly owned subsidiary of NYSE Euronext. Either Liffe Administration and Management or Mr. Freedberg may terminate his employment upon twelve months’ notice. Mr. Freedberg may receive compensation in lieu of such notice. Such compensation will be calculated based on annual salary and benefits only (excluding bonuses), with the total cost of benefits not to exceed 33% of annual salary. Pursuant to the terms of an agreement dated February 25, 2009, Mr. Freedberg will retire from NYSE Euronext effective May 1, 2009. Under the agreement, he will continue to receive his base salary and other contractual benefits under his employment agreement up to and including such date. In addition, he will receive a payment of £384,000, with the first £30,000 to be paid without deduction of taxes and a payment of £1,000 in consideration for his agreement to certain confidentiality and post-termination restrictions, subject to applicable tax deductions and employee national insurance contributions. In lieu of pension contributions and car allowance under the twelve months’ notice period in his employment agreement, he will receive £116,972.04. The RSUs granted to him in February 2008 (10,648 units) and one-third of his LTI plan RSUs (5,891 units) will vest in full upon his retirement. The agreement also contains non-solicitation and non-compete arrangements.

In May 2008, Messrs. Niederauer, Halvey and Geltzeiler each signed employment agreements that provide for termination benefits if employment is terminated by NYSE Euronext without “cause” or by the executive for “good reason” during the term of the agreements.

“Cause” generally means the executive’s (1) willful failure to perform duties; (2) willful misconduct or gross neglect resulting in material harm to NYSE Euronext; (3) commission of a crime involving dishonesty; or (4) conviction of a felony involving moral turpitude.

“Good reason” generally means (1) a material reduction in salary or bonus; (2) a relocation of the principal office to beyond 50 miles from New York, New York; (3) a material reduction in title, authority or duties; (4) a change in reporting so that the executive no longer reports to the Board of Directors, in the case of Mr. Niederauer, or to the Chief Executive Officer, in the cases of Messrs. Halvey and Geltzeiler; (5) the failure by NYSE Euronext to obtain an assumption of its obligations under the agreements by any successor; or (6) a material breach by NYSE Euronext of the employment agreement. In the case of Mr. Niederauer, “good reason” also includes the failure to nominate him as a Director in the first election following his removal from the Board of Directors. In the case of Mr. Halvey, “good reason” also includes any change after which he is no longer the sole and top legal officer of NYSE Euronext and its affiliates.

In the event of such a termination, these executives will be entitled to an annual bonus that is pro-rated according to the amount of time he was employed that year. In addition, Messrs. Niederauer, Halvey and Geltzeiler would be entitled to a severance payment equal to (i) 200% of base salary plus target bonus if the termination occurs during the first three years of their contract or in connection with or anticipation of a change in control (as defined below) or within two years following a change in control, or (ii) 100% of base salary plus target bonus if the termination occurs after the first three years of their contract. Receipt of this severance payment is conditioned upon the named executive’s executing an agreement releasing NYSE Euronext from any and all claims of any kind.

In addition, in the event of a termination by NYSE Euronext without “cause” or by the executive for “good reason,” Messrs. Niederauer, Halvey and Geltzeiler would also be entitled to receive health and life insurance benefits for two years following termination if termination occurs during the first three years of their contracts, or for one year if termination occurs after the first three years of their contracts. Receipt of these benefits is conditioned upon the named executive’s executing an agreement releasing NYSE Euronext from any and all claims of any kind.

Any equity compensation awards granted as part of an annual bonus as of the date of termination would fully vest at termination provided such termination is not due to a voluntary separation or a separation for Cause. In addition, these executives’ employment agreements provide that equity awards under the LTI plan subject to time-based vesting would fully vest on termination.

The employment agreements of Messrs. Niederauer, Halvey and Geltzeiler also provide for benefits on termination due to death or disability. In those cases, the executive is entitled to an annual bonus that is pro-rated according to the amount of time he was employed that year. Any equity compensation awards granted with respect to an annual bonus as of the date of death or disability would vest fully. For Mr. Halvey, the sign-on equity award would also vest fully. Equity awards under the LTI plan subject to time-based vesting would fully vest on such termination.

In addition, payments owed to an employee on termination may be subject to an additional “golden parachute” excise tax under the U.S. Internal Revenue Code if they follow a change-in-control of NYSE Euronext. Messrs. Niederauer’s, Halvey’s and Geltzeiler’s respective employment agreements provide that, if any payments or benefits are subject to this excise tax and the value of these payments is greater than 110% of the amount that would subject the executive to the tax, we will increase the payment or benefit so that the executive is not affected by the tax. If the value of these payments is less than or equal to 110%, then these payments will be cut back to an amount $5,000 less than the amount that would subject the executive to the excise tax.

Involuntary and Retirement Provisions in Equity-Based Awards. As described under Compensation Discussion & Analysis—Elements of Executive Compensation—Termination and Change-in-Control Arrangements above, NYSE Euronext’s equity-based awards (other than those granted pursuant to the Euronext EIP) generally provide termination protection if a recipient’s employment is terminated by NYSE Euronext or an affiliate without cause, disability or death of a recipient or if a recipient retires after age 55. Under the terms of these equity award agreements, which apply equally to all recipients, the unvested portion of most outstanding awards will automatically become fully vested upon such terminations, with the exception of grants under the LTI plan. Grants under the LTI plan generally provide for a pro-rata entitlement to shares in the event of a termination, although as described above the employment agreements of Messrs. Geltzeiler, Halvey and Niederauer provide for different treatment of such awards. Equity-based awards granted under the Euronext EIP generally provide termination protection if a recipient’s employment is terminated due to death, disability, ill health, redundancy (as defined by local legislation), retirement at the normal retirement age, mutual agreement or under any other circumstances determined by the authorizing board of Euronext. Under the terms of these EIP award agreements, in the case of death, the unvested portion will automatically become fully vested, in the case of other terminations, the unvested portion will generally vest on a pro rata basis to reflect the lapse of time from the date the award was granted.

Change-in-Control Provisions in Equity-Based Awards. Equity-based awards granted before 2009 were granted under our SIP and, in the event of a change-in-control of NYSE Euronext, the unvested portion of these awards will automatically become fully vested. In terms of these awards, a “change-in-control” generally involves (1) a change in the majority control of NYSE Euronext, (2) a change in the majority control of NYSE Euronext’s Board of Directors, (3) the consummation of certain business combinations, such as a reorganization, merger, share exchange or sale of all or substantially all of the assets of NYSE Euronext, if our stockholders before the combination do not hold the majority of the shares of the resulting company and the members of our Board of Directors do not hold the majority of seats on the board of the resulting company, or (4) the approval of a liquidation or dissolution of NYSE Euronext by its stockholders. Beginning in 2009, equity-based awards have been granted under the NYSE Euronext Omnibus Incentive Plan. Awards granted under the NYSE Euronext Omnibus Incentive Plan include the LTI grants that were made in February of 2009 and the 2008 annual performance awards. Under the NYSE Euronext Omnibus Incentive Plan, the HR&CC may, in its sole discretion, provide for accelerated vesting or lapse of restrictions of an award.

With respect to awards granted under the legacy Euronext EIP, the Euronext supervisory board will, in the event of a “transaction” with respect to NYSE Euronext, exercise its sole discretion to either (1) waive performance targets and pay out in full the awards, (2) terminate the EIP and pay out awards to the extent it considers appropriate taking into account the performance of the company to date in comparison with the performance targets and such other matters as it considers appropriate, or (3) roll-forward existing awards into an alternative incentive plan. A “transaction” generally means any transaction involving the merger, sale, change of control or any other significant financial reconstruction of Euronext N.V. or another significant part of the Euronext Group.

Forfeitures of Outstanding Awards. Our RSUs provide for forfeiture in the event of a termination for cause, whether or not the RSUs are vested. “Cause” generally includes the willful failure to substantially perform one’s responsibilities, willfully engaging in illegal conduct or misconduct injurious to NYSE Euronext or that would disqualify an executive from continued employment under applicable law or a felony conviction or guilty plea by an executive. All other awards under the SIP are subject to a recipient’s covenant not to engage in “detrimental activity,” such as disclosure of confidential facts, disparagement of NYSE Euronext or its affiliates or any activity that would constitute grounds for a termination for cause. If a named executive engages in any detrimental activity or is terminated for cause, then he or she shall forfeit all such outstanding awards (whether vested or unvested).

The following table details the payments and benefits that each of the current named executives would be provided if he or she had been terminated or there had been a change in control of NYSE Euronext on December 31, 2008 under the circumstances indicated.

Termination and Change-in-Control Payments and Benefits

	Severance		Unvested Equity Awards		Health and Life Insurance Benefits		Excise Tax Protection		Total
Duncan L. Niederauer
By NYSE Euronext with “Cause” or by Mr. Niederauer without “Good Reason”	$0		$0		$0		$0		$0
By NYSE Euronext without “Cause” or by Mr. Niederauer with “Good Reason”	16,000,000		3,334,309		40,332	(1)	0		19,374,641
Change in Control(2)	16,000,000		3,334,309		40,332	(1)	6,776,325	(3)	26,150,966
Death or Disability	4,000,000		3,334,309		0		0		7,334,309
Voluntary Retirement	4,000,000		1,721,134		0		0		5,721,134

Jean-François Théodore
By NYSE Euronext with “Cause” or by Mr. Théodore	0		0		0		0		0
By NYSE Euronext without “Cause”(4)	0		665,240		0		0		665,240
Change in Control(2)	0		1,945,322	(5)	0		0		1,945,322
Death	0		665,240		0		0		665,240
Disability(6)	0		665,240		0		0		665,240
Voluntary Retirement	0		300,824		0		0		300,824

Michael S. Geltzeiler
By NYSE Euronext with “Cause” or by Mr. Geltzeiler without “Good Reason”	0		0		0		0		0
By NYSE Euronext without “Cause” or by Mr. Geltzeiler with “Good Reason”	3,750,000		1,219,697		40,332	(1)	0		5,010,029
Change in Control(2)	3,750,000		1,219,697		40,332	(1)	1,580,920	(3)	6,590,949
Death or Disability	750,000		1,219,697		0		0		1,969,697
Voluntary Retirement	750,000		1,219,697		0		0		1,969,697

John K. Halvey
By NYSE Euronext with “Cause” or by Mr. Halvey without “Good Reason”	0		0		0		0		0
By NYSE Euronext without “Cause” or by Mr. Halvey with “Good Reason”	6,750,000		1,845,412		40,332	(1)	0		8,635,744
Change in Control(2)	6,750,000		1,845,412		40,332	(1)	2,696,003	(3)	11,331,747
Death or Disability	1,750,000		1,845,412		0		0		3,595,412
Voluntary Retirement	1,750,000		1,845,412		0		0		3,595,412

Hugh Freedberg(7)
By NYSE Euronext with “Cause” or by Mr. Freedberg	0		0		0		0		0
By NYSE Euronext without “Cause”(4)	791,713	(8)	649,411		0		0		1,441,124
Change in Control(2)	791,713	(8)	1,129,425	(5)	0		0		1,921,138
Death	74,069		649,411		0		0		723,480
Disability(6)	74,069		649,411		0		0		723,480
Voluntary Retirement	0		0		0		0		0

Joost van der Does de Willebois
By NYSE Euronext with “Cause” or by Mr. van der Does de Willebois	0		0		0		0		0
By NYSE Euronext without “Cause”(4)	1,176,635		511,662		0		0		1,688,297
Change in Control(2)	1,176,635		991,676	(5)	0		0		2,168,311
Death	0		511,662		0		0		511,662
Disability(6)	0		511,662		0		0		511,662
Voluntary Retirement	0		153,793		0		0		153,793

(1)	Assumes that the executive does not become re-employed with another employer making him eligible for health care and/or life insurance benefits under any other employer’s benefit plans.

(2)	Assumes a termination by NYSE Euronext without “cause” or by the executive for “good reason” following a change in control. However, equity awards under the SIP fully vest in the event of a change-in-control, regardless of whether the executive is terminated in connection with the change-in-control. Accordingly, amounts in the “Unvested Equity Awards” column will be received by each named executive regardless of termination.

(3)	Represents additional payments to which Messrs. Niederauer, Geltzeiler and Halvey would be entitled in the event that a change-in-control triggers aggregate payments to the executive that would result in the imposition of an excise tax on the executive, pursuant to Section 4999 of the Internal Revenue Code. However, these payments are only made if the value of the payments in connection with a change-in-control is greater than 110% of the amount that would subject the executive to the excise tax.

(4)	Includes terminations due to redundancy (as defined by local legislation) or by mutual agreement.

(5)	Assumes the Euronext supervisory board waived performance targets and paid out EIP awards in full.

(6)	Includes terminations due to disability, ill health or any other circumstances determined by the Euronext authorizing board. Assumes the Euronext supervisory board did not exercise its discretion to make a pro-rata reduction to the award.

(7)	Mr. Freedberg has announced his intention to retire from NYSE Euronext effective May 1, 2009, and the benefits he will receive are described in the text preceding this table.

(8)	Assumes that Mr. Freedberg was awarded the maximum amount of severance available under his employment agreement.

Pension Plans and Defined Contribution Deferred Compensation Plans. Certain named executives are also eligible to receive certain benefits upon retirement under the pension plans and defined contribution deferred compensation plans as described in the preceding two sections (“Pension Benefits” and “Nonqualified Deferred Compensation”).

REPORT OF AUDIT COMMITTEE AND RATIFICATION OF SELECTION

OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of the Audit Committee

The Audit Committee is responsible for assisting the Board of Directors in its oversight of the integrity of NYSE Euronext financial statements and the financial reporting process.

In performing its oversight role, the Audit Committee considered and discussed with management and PricewaterhouseCoopers LLP, its independent auditors, the audited financial statements of NYSE Euronext for the fiscal year ended December 31, 2008. The Audit Committee also discussed with its independent auditors the matters required under Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee received the written disclosures and the letter from its independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee, and discussed with its auditors the auditors’ independence. On the basis of the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements of NYSE Euronext for the fiscal year ended December 31, 2008 be included in its Annual Report on Form 10-K for such fiscal year.

Audit Committee:

James S. McDonald, Chair

Marshall N. Carter

Sylvain Hefes

Dominique Hoenn

James J. McNulty

Rijnhard van Tets

Ratification and Selection of PricewaterhouseCoopers LLP

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as NYSE Euronext’s independent auditors for the fiscal year ending December 31, 2009. We are submitting the selection of independent auditors for stockholder ratification at the Annual Meeting. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. The representative will be available to respond to appropriate questions from stockholders.

Our organizational documents do not require that our stockholders ratify the selection of PricewaterhouseCoopers LLP as our independent auditors. We are doing so because we believe it is a matter of good corporate practice. If our stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP, but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of NYSE Euronext and its stockholders.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending December 31, 2009. Unless a contrary choice is specified, your proxy will be voted FOR ratification of the appointment.

Fees Paid to PricewaterhouseCoopers LLP

The following table shows information about fees paid by NYSE Euronext and its consolidated subsidiaries to PricewaterhouseCoopers LLP for the periods indicated.

	2008 ($ in millions)	2007 ($ in millions)
Audit fees	$8.6	$7.4
Audit-related fees	$1.6	$1.1
Tax fees	$1.3	$1.7
All other fees	$—	$0.1

Audit services included the audit of NYSE Euronext’s annual financial statements and the effectiveness of our internal control over financial reporting as of fiscal year-end, and the review of financial statements included in our quarterly reports on Form 10-Q. Audit services also included statutory audits of certain U.S. and foreign subsidiaries, and services that were provided in connection with other statutory and regulatory filings—including with the SEC and the AMF—or engagements.

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of NYSE Euronext’s financial statements. These services included financial, tax and accounting due diligence related to potential acquisitions, as well as audits of employee benefit plans.

Tax services consisted of the preparation and/or review of, and consultations with respect to, NYSE Euronext’s federal, state and local tax returns.

Pre-Approval Procedures

In accordance with the SEC’s auditor independence rules, the Audit Committee has procedures by which it approves in advance any audit or permissible non-audit services to be provided to NYSE Euronext by its independent registered public accounting firm. All of the services listed above were pre-approved through these procedures.

The Audit Committee annually pre-approves the recurring audit, audit-related, tax and other services we expect the independent registered public accounting firm to provide during the fiscal year. Unless a service to be provided by the independent registered public accounting firm falls within a type of approved service, it requires separate pre-approval by the Audit Committee. Any proposed services that exceed pre-approved fee levels require additional pre-approval by the Audit Committee.

The Audit Committee is informed on a timely basis, and in any event by the next scheduled meeting, of all services rendered by the independent registered public accounting firm and the related fees.

The Audit Committee has delegated its pre-approval authority to its chairman. In the event the chairman pre-approves any service, he reports such pre-approval to the Audit Committee at its next scheduled meeting.

STOCKHOLDER PROPOSALS

STOCKHOLDER PROPOSAL 1: Stockholder Proposal Regarding Certificated Shares

Mrs. Evelyn Y. Davis, having an office at the Watergate Office Building, Suite 215, 2600 Virginia Avenue, Washington, D.C. 20037, and beneficial owner of 200 shares of common stock, has proposed the adoption of the following resolution and has furnished the following statement in support of her proposal:

RESOLVED: “That the stockholders of NYSE Euronext recommend that the Board of Directors take the necessary steps to issue a stock certificate of OWNERSHIP of NYSE Euronext shares to any shareholder who requests it upon payment of a reasonable fee is so requested.”

REASONS: “At this time NYSE Euronext has seen fit to refuse this request, COMPELLING shareholders to accept so-called ‘book-entry’ only. Book-entry ownership could be subject to identity theft and/or data theft. YOU are the owner of those shares, whether large or small. Besides, hackers can get into computers or even terrorists and destroy them.”

“How would YOU like to have your co-op, condo, house or other ownerships in ‘book-entry’ or YOUR marriage license, divorce papers or car ownership NOT in a certificate?”

This ‘book-entry’ is only of benefit to transfer agents, brokers, banks and corporations NOT to you as an owner. YOU are entitled to an ownership certificate to show PROOF!

Last year the owners of 16,867,378 shares, representing approximately 12.7% of share voting, voted FOR this proposal.

If you AGREE, please mark your proxy FOR this resolution.

NYSE Euronext’s Statement in Opposition to Stockholder Proposal Regarding Certificated Shares

Your Board of Directors opposes this proposal. The securities markets in the U.S. and around the world are rapidly moving toward a paperless environment in which securities transactions and ownership of securities are evidenced frequently by electronic records. The laws of Delaware and most other U.S. states permit companies to eliminate stock certificates. The SEC approved a rule change to amend the NYSE Listed Company Manual to allow dematerialized shares. The Board of Directors believes that eliminating paper stock certificates benefits both the stockholder and the Company.

By eliminating stock certificates, stockholders are protected against the costs of safekeeping paper certificates, and against the loss or damage of negotiable certificates. There is no need for expensive surety bonds, medallion guarantees and other expenses incurred in the replacement of lost stock certificates. There is little danger of fraud from the use of counterfeit stock certificates. Also, stock transactions may be completed more quickly, efficiently and inexpensively.

For these reasons, the Board of Directors recommends a vote AGAINST the proposal.

Adoption of the preceding stockholder resolution would require the affirmative vote of a majority of shares of common stock of NYSE Euronext voted thereon at the meeting.

STOCKHOLDER PROPOSAL 2: Stockholder Proposal Regarding Simple Majority Voting

Mr. William Steiner, of 112 Abbotsford Gate, Piermont, New York 10968, and beneficial owner of 6,100 shares of common stock, has proposed the adoption of the following resolution and has furnished the following statement in support of his proposal:

Adopt Simple Majority Vote

RESOLVED, Shareholders request that our board take the steps necessary so that each shareholder voting requirement in our charter and bylaws, that calls for a greater than simple majority vote, be changed to a majority of the votes cast for and against related proposals in compliance with applicable laws. This includes each 67% and 80% provisions in our charter and bylaws.

Statement of William Steiner

Currently a 1%-minority can frustrate the will of our 79%-shareholder majority. Our supermajority vote requirements can be almost impossible to obtain when one considers abstentions and broker non-votes. For example, a Goodyear (GT) management proposal for annual election of each director failed to pass even though 90% of votes cast were yes-votes. Supermajority requirements are arguably most often used to block initiatives supported by most shareowners but opposed by management.

The Council of Institutional Investors www.cii.org recommends adoption of simple majority voting. This proposal topic also won up to 89% support at the following companies in 2008:

Whirlpool (WHR)	79%	Ray T. Chevedden (Sponsor)
Lear Corp. (LEA)	88%	John Chevedden
Liz Claiborne (LIZ)	89%	Kenneth Steiner

The merits of this Simple Majority Vote proposal should also be considered in the context of the need to initiate improvements in our company’s corporate governance and in individual director performance. For instance in 2008 the following governance and performance issues were identified:

•	Our board had 18 members—Unwieldy board concern.

•	We had no shareholder right to:

Cumulative voting.

To call a special meeting.

To act by written consent.

Complete shareholder voting on a simple majority basis.

•

Duncan McFarland was designated an “Accelerated Vesting” director by The Corporate Library www.thecorporatelibrary.com, an independent investment research firm—due to his involvement with accelerating stock option vesting in order to avoid recognizing the related expense.

•	Shirley Ann Jackson served on 6 boards—over commitment concern. Plus three of these boards were rated “D” by The Corporate Library.

Marathon Oil (MRO)

FedEx (FDX)

International Business Machines (IBM)

•	Six directors held less than 900 shares—Commitment concern:

George Cox

Sylvain Hefes

Dominique Hoenn

Ricardo Espirito Santo Salgado

Rijnhard van Tets

Brian Williamson

The above concerns shows there is need for improvement. Please encourage our board to respond positively to this proposal: Adopt Simple Majority Vote

NYSE Euronext’s Statement in Opposition to Stockholder Proposal Regarding Simple Majority Voting

Your Board of Directors opposes this proposal. The Board believes that the 80% stockholder vote requirement for certain amendments to the Amended and Restated Certificate of Incorporation (the “charter”) and Amended and Restated by-laws (the “by-laws”) of NYSE Euronext protects the long-term interests of NYSE Euronext and its stockholders. NYSE Euronext operates securities exchanges that are subject to extensive government oversight in the United States and in Europe. Government regulators, including the SEC, have consistently expressed interest in matters concerning the control and governance of our Company. The provisions of our charter and by-laws that may not be changed by stockholders without an 80% vote were carefully selected in order to focus on matters that affect our control and governance. These include, among other things:

•	the charter limitations on voting and ownership of our common stock;

•	procedures for calling stockholder and director meetings;

•	procedures for filling vacancies on the Board of Directors;

•	matters that the Board of Directors must consider when taking action;

•	procedures for stockholder action;

•	qualifications for members of the Board of Directors, for the chairman and for the Chief Executive Officer;

•	the composition of our Nominating and Governance Committee; and

•	procedures for the approval of certain extraordinary transactions.

In approving the limitations on voting and ownership of our common stock set forth in our charter, the SEC stated that it found these restrictions consistent with the Exchange Act, because they “should minimize the potential that a person could improperly interfere with or restrict the ability of” the SEC, the New York Stock Exchange, or its subsidiaries “to effectively carry out their regulatory oversight responsibilities” under the Exchange Act. We believe that the SEC closely monitors the ability of our U.S. exchanges to carry out their statutory regulatory responsibilities, and would be concerned by any potential ability of a person or group of persons to exercise undue influence over our operations.

Certain provisions of our by-laws that may not be amended by stockholders without an 80% vote are designed to ensure that both U.S. and European individuals are represented on our Board of Directors, and represented in the offices of chairman and Chief Executive Officer. We believe that the regulators who oversee our European exchanges, which operate in France, the Netherlands, Belgium, Portugal and the United Kingdom, regard these provisions as especially significant.

Given the importance that our regulators attach to matters regarding our governance and control, the extensive nature of government regulation of our business, and the importance to the success of our business of maintaining close and cooperative regulatory relationships, your Board of Directors does not think it appropriate for these provisions to be changed unless there is broad stockholder support for such change. The 80% stockholder vote requirement is designed to ensure that such broad stockholder support exists prior to making such a change.

For these reasons, the Board of Directors recommends a vote AGAINST the proposal.

Adoption of the preceding stockholder proposal would require the affirmative vote of a majority of shares of common stock of NYSE Euronext voted thereon at the meeting. However, if the proposal were duly adopted, and the Board of Directors determined in its judgment to act on the request embodied in the proposal, the Board of Directors would need to observe the procedural requirements for amendments to our charter and by-laws, including the need for regulatory approval of such amendments, if applicable, and it is not possible to predict whether such requirements could be satisfied.

A complete copy of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are available on our website at http://www.nyse.com/pdfs/nysegroup_cert_of_incorporation.pdf and http://www.nyse.com/pdfs/AmendedandRestatedBylawsofNYSEEuronext.PDF.

OTHER MATTERS

Certain Relationships and Related Transactions

Related-Party Transaction Approval Policy

Our Code of Ethics and Business Conduct, which applies to all of our employees and directors, our subsidiaries and certain persons performing services for us, prohibits all conflicts of interest, unless they have been approved by our Board of Directors (or an authorized committee of the Board). The Board has delegated to the Nominating and Governance Committee the review of potential conflicts of interest, as well as the review and approval of related-party transactions involving more than $120,000. In March 2008, upon the recommendation of the Nominating and Governance Committee, our Board adopted a formal, written related-party transactions approval policy. Under this policy, transactions between us and any executive officer, director or holder of more than 5% of our common stock, or any immediate family member of such person, must be approved or ratified by the Nominating and Governance Committee or our Board in accordance with the terms of the policy. In determining whether to approve or ratify a transaction with related persons, the Nominating and Governance Committee or our Board may consider, among other things: (i) whether the terms of the transaction are fair to NYSE Euronext and would apply on the same basis if the other party to the transaction did not involve a related person; (ii) whether there are compelling business reasons for NYSE Euronext to enter into the transaction; (iii) whether the transaction would impair the independence of an otherwise independent director; and (iv) whether the transaction presents an improper conflict of interest, taking into account the size of the transaction, the overall financial position of the related person, the direct or indirect nature of his or her interest in the transaction and the ongoing nature of any proposed relationship and any other factors the Nominating and Governance Committee deems relevant.

Other Matters

As of the date of this proxy statement, there are no other matters that the Board of Directors intends to present, or has reason to believe others will present, at the Annual Meeting. If other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with the recommendation of the Board or in their best judgment with respect to such matters.

Stockholder Proposals for 2010 Annual Meeting

Stockholders who, in accordance with Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in the proxy materials that we will distribute in connection with our 2010 Annual Meeting, must submit their proposals to the Corporate Secretary, NYSE Euronext, 11 Wall Street, New York, NY 10005, so that they are received no later than November 2, 2009. Such proposals must also comply with the requirements of Rule 14a-8. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

If the date of our 2010 Annual Meeting is more than 30 days from April 2, 2010, we may publicly announce a different submission deadline from that set forth above, in compliance with the rules of the SEC.

Director Nominations and Other Business

Under our by-laws, for director nominations or other business to be brought before our 2010 Annual Meeting, other than Rule 14a-8 proposals described under Stockholder Proposals for 2010 Annual Meeting above, written notice must be delivered to the Corporate Secretary, NYSE Euronext, 11 Wall Street, New York, NY 10005, no earlier than the close of business on December 3, 2009 and no later than the close of business on January 2, 2010. Such notices must also comply with the requirements of our by-laws.

If the date of our 2010 Annual Meeting is more than 30 days before or more than 60 days after April 2, 2010, the submission deadlines set forth above will be changed in accordance with our by-laws. In that case, our by-laws provide that to be timely, notice must be delivered as provided above not earlier than the close of business on the 120th day prior to our annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which we first make a public announcement of the meeting date.

NYSE Required Disclosures

NYSE Euronext filed the certifications required by Section 302 of the Sarbanes-Oxley Act of 2002 as an exhibit to its annual report on Form 10-K filed with the SEC on February 27, 2009.

Consent to Electronic Delivery of Annual Meeting Materials

This proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2008 are available on our website at www.nyseeuronext.com under the heading Investor Relations—Financials. You can save our postage and printing expense by consenting to access these documents over the Internet. If you consent, you will receive notice next year when these documents are available with instructions on how to view them and submit voting instructions. If you are a stockholder of record, you may sign up for this service at www.proxyvote.com. If you hold your shares through a bank, broker or other holder of record, contact the record holder for information regarding electronic delivery of materials. Your consent to electronic delivery will remain in effect until you revoke it. If you choose electronic delivery, you may incur costs, such as cable, telephone and Internet access charges, for which you will be responsible.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on April 2, 2009: Our proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2008 are available at http://materials.proxyvote.com/629491.

VOTING VIA THE INTERNET OR BY TELEPHONE

Provision has been made for you to vote your shares of common stock via the Internet or by touch-tone telephone. You may also vote your shares by mail. Please see the proxy card or voting instruction form accompanying this proxy statement for specific instructions on how to cast your vote by any of these methods.

For stockholders in the U.S., Puerto Rico or Canada, votes submitted via the Internet or by touch-tone telephone must be received by 11:59 p.m., New York time, on April 1, 2009. Submitting your vote via the Internet or by touch-tone telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

For stockholders other than U.S., Puerto Rican or Canadian stockholders, your completed form must be received by your account holder or financial intermediary in sufficient time to ensure that it will be received by NYSE Euronext’s proxy solicitor no later than 11:59 p.m., New York time, on April 1, 2009.

The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. We have been advised that the Internet and telephone voting procedures that have been made available to you are consistent with the requirements of applicable law. Stockholders voting via the Internet or by touch-tone telephone should understand that there may be costs associated with voting in these manners, such as usage charges from Internet access providers and telephone companies that must be borne by the stockholder.

By Order of the Board of Directors:

Jan-Michiel Hessels

Chairman of the Board of Directors

New York, New York

Dated: March 2, 2009

Annex A

DEFINITIONS

“Person” shall mean any natural person, company, corporation or similar entity, government, or political subdivision, agency, or instrumentality of a government.

“Related Persons” shall mean with respect to any Person:

(1) any “affiliate” of such Person (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”));

(2) any other Person(s) with which such first Person has any agreement, arrangement or understanding (whether or not in writing) to act together for the purpose of acquiring, voting, holding or disposing of shares of the stock of the Corporation;

(3) in the case of a Person that is a company, corporation or similar entity, any executive officer (as defined under Rule 3b-7 under the Exchange Act) or director of such Person and, in the case of a Person that is a partnership or a limited liability company, any general partner, managing member or manager of such Person, as applicable;

(4) in the case of a Person that is a “member organization” (as defined in the rules of New York Stock Exchange LLC, as such rules may be in effect from time to time), any “member” (as defined in the rules of New York Stock Exchange LLC, as such rules may be in effect from time to time) that is associated with such Person (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act);

(5) in the case of a Person that is an OTP Firm, any OTP Holder that is associated with such Person (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act);

(6) in the case of a Person that is a natural person, any relative or spouse of such natural Person, or any relative of such spouse who has the same home as such natural Person or who is a director or officer of the Corporation or any of its parents or subsidiaries;

(7) in the case of a Person that is an executive officer (as defined under Rule 3b-7 under the Exchange Act), or a director of a company, corporation or similar entity, such company, corporation or entity, as applicable;

(8) in the case of a Person that is a general partner, managing member or manager of a partnership or limited liability company, such partnership or limited liability company, as applicable;

(9) in the case of a Person that is a “member” (as defined in the rules of New York Stock Exchange LLC, as such rules may be in effect from time to time), the “member organization” (as defined in the rules of New York Stock Exchange LLC, as such rules may be in effect from time to time) with which such Person is associated (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act); and

(10) in the case of a Person that is an OTP Holder, the OTP Firm with which such Person is associated (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act).

A-1

Annex B

INDEPENDENCE POLICY OF THE

NYSE EURONEXT BOARD OF DIRECTORS

Purpose

The purpose of this Policy is to set forth the independence requirements that shall apply to the members of the Board of Directors (the “Board”) of NYSE Euronext.

Independence Requirements

1. Each Director (other than the Chief Executive Officer and the Deputy Chief Executive Officer), including the Chairman of the Board and the Deputy Chairman of the Board if not also the Chief Executive Officer or the Deputy Chief Executive Officer, shall be independent within the meaning of this Policy. A list of the Directors shall be maintained on NYSE Euronext’s web site.

2. A Director shall be independent only if the Board determines that the Director does not have any material relationships with NYSE Euronext and its subsidiaries. When assessing a Director’s relationships and interests, the Board shall consider the issue not merely from the standpoint of the Director, but also from the standpoint of persons or organizations with which the Director is affiliated2 or associated.

3. In making independence determinations, the Board shall consider the special responsibilities of a Director in light of the fact that NYSE Euronext controls entities that are U.S. self-regulatory organizations and U.S. national securities exchanges subject to the supervision of the U.S. Securities and Exchange Commission and entities that are European securities exchanges subject to the supervision of European regulators, including the Dutch Minister of Finance, the French Minister of the Economy, the French Financial Market Authority (Autorité des Marchés Financiers), the Netherlands Authority for the Financial Markets (Autoriteit Financiele Markten), the Belgian Banking, Finance, and Insurance Commission (Commission Bancaire, Financière, et des Assurances), the French Committee of Credit Establishments and Investment Undertakings (Comité des Etablissements de Crédit et des Enterprises d’Investissement – CECEI), the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários – CMVM) and the U.K. Financial Services Authority (FSA), in each case only to the extent that it has authority and jurisdiction in the particular context.

4. The Board shall make an independence determination with respect to each Director required to be independent hereunder upon the Director’s nomination or appointment to the Board and thereafter at such times as the Board considers advisable in light of the Director’s circumstances and any changes to this Policy, but in any event not less frequently than annually.

5. It shall be the responsibility of each Director to inform the chairman of the Board and the chairman of the Nominating & Governance Committee3 promptly and otherwise as requested of the existence of such relationships and interests which might reasonably be considered to bear on the Director’s independence.

6. Any Director required to be independent hereunder whom the Board otherwise determines not to be independent under this Policy shall be deemed to have tendered his or her resignation for consideration by the Board, and such resignation shall not be effective unless and until accepted by the Board.

[2]

An “affiliate” of, or a person “affiliated” with, a specific person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

[3]	As applied to the board of NYSE Regulation, Inc., this reference is to the Nominating and Governance Committee of NYSE Regulation, Inc.

Independence Qualifications

1. In making an independence determination with respect to any Director or Director candidate, the Board shall consider the standards below with respect to relationships or interests of the Director or Director candidate with or in

(a) NYSE Euronext and its subsidiaries;

(b) “members” (as defined in Section 3(a)(A)(3)(i) of the Securities Exchange Act of 1934, as amended) of New York Stock Exchange LLC, NYSE Arca, Inc. and NYSE Alternext US LLC (collectively, “Members”), “allied members” (as defined in paragraph (c) of Rule 2 of New York Stock Exchange LLC and Rule 23 of NYSE Alternext US LLC) and “allied persons” (as defined in Rule 1.1(b) of NYSE Arca, Inc and Rule 1.1(c) of NYSE Arca Equities, Inc.);

(c) “members” (as defined in Section 3(a)(A)(3)(ii), 3(a)(A)(3)(iii) and 3(a)(A)(3)(iv) of the Securities Exchange Act of 1934, as amended) of New York Stock Exchange LLC, NYSE Arca, Inc. and NYSE Alternext US LLC (collectively, “Member Organizations”); and

(d) issuers of securities listed on New York Stock Exchange LLC, on NYSE Arca, Inc. or on NYSE Alternext US LLC.

The standards relating to category (a) are the same as those that New York Stock Exchange LLC applies to its own listed companies. The standards relating to categories (b), (c) and (d) stem from the differing regulatory responsibilities and roles that New York Stock Exchange LLC, and NYSE Arca, Inc. and NYSE Alternext US LLC exercise in overseeing the organizations and companies included in those categories.

2. The term “approved person” used herein has the meanings set forth in the Rules of New York Stock Exchange LLC, NYSE Arca, Inc., NYSE Arca Equities, Inc. and NYSE Alternext US LLC.

3. The term “immediate family member” with respect to any Director has the meaning set forth in the NYSE Listed Company Manual.

4. The term “U.S. Listed Company” means a company (other than a Member Organization) whose securities are listed on New York Stock Exchange LLC, on NYSE Arca, Inc. or on NYSE Alternext US LLC.

5. All references to New York Stock Exchange LLC, NYSE Arca, Inc., NYSE Arca Equities, Inc. and NYSE Alternext US LLC shall mean each of those entities or its successor.

6. The following independence criteria shall apply:

Independence from NYSE Euronext and its Subsidiaries

A Director is not independent if the Director or an immediate family member of the Director has or had a relationship or interest with or in NYSE Euronext or its subsidiaries that, if such relationship or interest existed with respect to a U.S. Listed Company on the New York Stock Exchange LLC, would preclude a Director of the U.S. Listed Company from being considered an independent Director of the U.S. Listed Company pursuant to Section 303A.02(a) or (b) of the NYSE Listed Company Manual.4

Members, Allied Members, Allied Persons and Approved Persons

A Director is not independent if he or she is, or within the last year was, or has an immediate family member who is, or within the last year was a Member, allied member or allied person or approved person (in each case as defined above).

[4]	The relevant sections of the NYSE Listed Company Manual and commentary are available on the website at www.nyse.com/pdfs/finalcorpgovrules.pdf.

Member Organizations

A Director is not independent if the Director (a) is, or within the last year was, employed by a Member Organization, (b) has an immediate family member who is, or within the last year was, an executive officer of a Member Organization, (c) has within the last year received from any Member Organization more than $100,000 per year in direct compensation, or received from Member Organizations in the aggregate an amount of direct compensation which in any one year is more than 10 percent of the Director’s annual gross income for such year, excluding in each case Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), or (d) is affiliated, directly or indirectly, with a Member Organization; provided, however, that a director of an affiliate of a Member Organization shall not per se fail to be independent. A director of an affiliate of a Member Organization, however, cannot qualify as an independent director of New York Stock Exchange LLC, NYSE Market, Inc., NYSE Regulation, Inc. or NYSE Alternext US LLC.

Listed Companies

A Director is not independent if the Director is an executive officer of an issuer of securities listed on New York Stock Exchange LLC, NYSE Arca, Inc. or NYSE Alternext US LLC, unless such issuer is a “foreign private issuer” as defined under Rule 3b-4 promulgated under the U.S. Securities Exchange Act of 1934, as amended (a “Foreign Private Issuer”). A Director who is an executive officer of a Foreign Private Issuer shall not per se fail to be independent. An executive officer of an issuer whose securities are listed on New York Stock Exchange LLC, NYSE Arca, Inc. or NYSE Alternext US LLC (regardless of whether such issuer is a Foreign Private Issuer) cannot qualify as an independent director of New York Stock Exchange LLC, NYSE Market, Inc., NYSE Regulation, Inc. or NYSE Alternext US LLC.

Disclosure of Charitable Relationships

NYSE Euronext shall make disclosure of any charitable relationship that a U.S. Listed Company would be required to disclose pursuant to NYSE Listed Company Manual Section 303A.02(b)(v) and commentary. Gifts by NYSE Euronext shall not favor charities on which any Director serves as an executive officer or member of the board of trustees or directors or comparable governing body.

Additional Independence Requirement

Notwithstanding the foregoing, the sum of (a) executive officers of Foreign Private Issuers (including, for the avoidance of doubt, companies whose securities are listed on any Euronext exchange), (b) executive officers of NYSE Euronext and (c) directors of affiliates of Member Organizations, together, shall constitute no more than a minority of the total number of Directors of NYSE Euronext.

NYSE EURONEXT 11 WALL STREET NEW YORK, NY 10005

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. New York time, April 1, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. New York time, April 1, 2009. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to NYSE Euronext, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
If you need help with voting, please call 1 (800) 322-2885 for assistance. If you vote by Phone or Internet, please do not mail your Proxy Card. THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE INK AS FOLLOWS:	NYSE	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NYSE EURONEXT

The Board of Directors Recommends a Vote FOR Items 1 and 2

	Vote On Directors	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of directors. The Board of Directors recommends a vote FOR the election of all eighteen members of the Company’s Board of Directors for a term expiring in 2010.	☐	☐	☐

Nominees:

01) 02) 03) 04) 05) 06) 07)	Ellyn L. Brown Marshall N. Carter Patricia M. Cloherty Sir George Cox Sylvain Hefes Jan-Michiel Hessels Dominique Hoenn	08) 09) 10) 11) 12) 13) 14) 15) 16)	Shirley Ann Jackson James S. McDonald Duncan M. McFarland James J. McNulty Duncan L. Niederauer Baron Jean Peterbroeck Alice M. Rivlin Ricardo Salgado Jean-François Théodore	17) 18)	Rijnhard van Tets Sir Brian Williamson

Vote On Proposals		For	Against	Abstain

2.	To ratify the appointment of PricewaterhouseCoopers LLP as NYSE Euronext’s independent registered public accountants for the fiscal year ending December 31, 2009.	☐	☐	☐
The Board of Directors recommends a vote FOR the ratification of the appointment.

3.	To approve the stockholder proposal regarding certificated shares.	☐	☐	☐
The Board of Directors recommends a vote AGAINST the above stockholder proposal.

4.	To approve the stockholder proposal regarding simple majority voting.	☐	☐	☐
The Board of Directors recommends a vote AGAINST the above stockholder proposal.

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Materials Election

As of July 1, 2007, SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. Check the box to the right if you want to receive a complete set of future proxy materials by mail, at no cost to you. If you do not take action you may receive only a Notice.	☐

Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING OF STOCKHOLDERS

Thursday, April 2, 2009

8:00 a.m. New York time

11 Wall Street

New York, NY 10005

ADMISSION TICKET

ACCESS PROXY MATERIALS BY INTERNET

If you are a registered stockholder and would like to access the proxy materials electronically next year, please indicate your consent at the following internet address: http://enroll.icsdelivery.com/nyx.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

Please detach here and present this ticket for admission to meeting.

NYSE Euronext 11 Wall Street New York, NY 10005	Annual Meeting Proxy Card

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING ON APRIL 2, 2009.

Jan-Michiel Hessels, Marshall N. Carter, Duncan L. Niederauer and Jean-François Théodore (the “Proxyholders”), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of NYSE Euronext (the “Company”), to be held on Thursday, April 2, 2009, at 11 Wall Street, New York, NY, at 8:00 a.m. New York time, and any adjournments or postponements thereof.

SEE REVERSE SIDE: If you wish to vote in accordance with the Board of Directors’ recommendations, just sign and date on the reverse side. You need not mark any boxes.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxyholders will have authority to vote as the Board of Directors recommends. In their discretion, the Proxyholders are authorized to vote upon such other business as may properly come before the Annual Meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE